UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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COMBINATORX, INCORPORATED
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 19, 2006

Dear Stockholder:

You are cordially invited to attend the 2006 Annual Meeting of Stockholders of CombinatoRx, Incorporated. The meeting will be held on June 1, 2006 at 9:00 a.m. EDT at our offices at 245 First Street, Sixteenth floor, in Cambridge, Massachusetts (see directions in Appendix A).

Details regarding admission to the meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement.

Your vote is very important. Whether or not you plan to attend the meeting, please carefully review the enclosed proxy statement and then cast your vote, regardless of the number of shares you hold. If you are a stockholder of record, you may vote over the Internet, by telephone, or by completing, signing, dating and mailing the accompanying proxy card in the return envelope, or by attending the meeting and voting in person. If your shares are held in street name (held for your account by a broker or other nominee), you will receive instructions from your broker or other nominee explaining how to vote your shares and you will have the option to cast your vote by telephone or over the Internet if your voting instruction form your broker or nominee includes instructions and a toll-free telephone number or Internet website to do so. In any event, to be sure that your vote will be received in time, please cast your vote by your choice of available means at your earliest convenience.

We hope that you will join us on June 1, 2006. Your continuing interest in CombinatoRx is very much appreciated.

Sincerely,

Alexis Borisy
President and Chief Executive Officer

NOTICE OF 2006 ANNUAL MEETING OF STOCKHOLDERS

Time	9:00 a.m., Eastern Daylight Time
Date	Thursday, June 1, 2006
Place	The offices of CombinatoRx, Incorporated (the “Company” or “CombinatoRx”), 245 First Street, Sixteenth Floor, Cambridge, Massachusetts 02142.
Purpose	1.

To elect Alexis Borisy and Patrick Fortune as Class I members of the Board of Directors, to serve until the Company’s 2009 annual meeting of stockholders and until his successor is duly elected and qualified.

2.

To approve the amendment to the Company’s 2004 Incentive Plan to increase the number of shares issuable upon the exercise of options granted thereunder by 2,000,000 shares, to provide for an “evergreen provision” that allows for an annual increase in the number of shares of CombinatoRx common stock available for issuance under the 2004 Incentive Plan, to provide for a aggregate limit of 10,000,000 shares issuable pursuant to incentive stock options and to expand the performance criteria based on which performance-based awards may be granted.

	3.	To ratify the selection of Ernst & Young LLP as the Company’s independent auditors.
	4.	To transact any other business that may properly come before the meeting or any adjournment thereof.
Record Date	The Board of Directors have fixed the close of business on April 6, 2006 as the record date for determining stockholders entitled to notice of and to vote at the meeting.
Meeting Admission

All stockholders as of the record date, or their duly appointed proxies, may attend the meeting. If you attend, you will be asked to present valid picture identification such as a driver’s license or passport. If your CombinatoRx stock is held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and this proxy statement is being forwarded to you by your broker or nominee. As a result, your name does not appear on our list of stockholders. If your stock is held in street name, in addition to picture identification, you should bring with you a letter or account statement showing that you were the beneficial owner of the stock on the record date, in order to be admitted to the meeting.

Voting by Proxy

If you are a stockholder of record, please submit a proxy card or, for shares held in street name, the voting instruction form you receive from your broker or nominee, as soon as possible so your shares can be voted at the meeting. You may submit your proxy card or voting instruction form by mail. If you are a stockholder of record you may also vote over the Internet or by telephone. If your shares are held in street name, you will receive instructions from your broker or other nominee explaining how to vote your shares and you may also have the choice of instructing the record holder as to the voting of your shares over the Internet or by telephone. Follow the instructions on the voting instruction form you received from your broker or nominee.

By order of the Board of Directors,

Jason F. Cole, Secretary

April 19, 2006

COMBINATORX, INCORPORATED
245 FIRST STREET
SIXTEENTH FLOOR
CAMBRIDGE, MASSACHUSETTS 02142

PROXY STATEMENT
FOR THE 2006 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 1, 2006
AT 9:00 AM EDT

GENERAL INFORMATION

When are this proxy statement and the accompanying material scheduled to be sent to stockholders?

This proxy statement and accompanying proxy card or, for shares held in street name, voting instruction form, are scheduled to be sent to stockholders beginning on April 19, 2006.

Who is soliciting my vote?

The Board of Directors of CombinatoRx, Incorporated (the “Company” or “CombinatoRx”) is soliciting your vote for the 2006 Annual Meeting of Stockholders.

When is the record date for the Annual Meeting?

The Company’s Board of Directors has fixed the record date for the Annual Meeting as of the close of business on April 6, 2006.

How many votes can be cast by all stockholders?

A total of 28,227,017 shares of Common Stock of the Company are outstanding on April 6, 2006 and entitled to be voted at the meeting. Each share of Common Stock is entitled to one vote on each matter.

How do I vote?

If you are a stockholder of record and your shares are registered directly in your name, you may vote:

•       By Internet.   Access the website of CombinatoRx’s tabulator, Computershare, at: www.computershare.com/expressvote, using the voter control number that printed on the enclosed proxy card. Your shares will be voted in accordance with your instructions. You must specify how you want your shares voted or your Internet vote cannot be completed and you will receive an error message.

•       By Telephone.   Call 1-800-652-VOTE (1-800-652-8683) toll-free from the U.S. and Canada and follow the instructions on the enclosed proxy card. Your shares will be voted in accordance with your instructions. You must specify how you want your shares voted or your telephone vote cannot be completed.

•       By Mail.   Complete and mail the enclosed proxy card in the enclosed postage prepaid envelope to Computershare. Your proxy will be voted in accordance with your instructions. If you sign and return the enclosed proxy but do not specify how you want your shares voted (or unless discretionary authority to cumulate votes is exercised), they will be voted FOR the nominees named herein to the Company’s Board of Directors, FOR the amendment to increase the shares available under the 2004 Incentive Plan and to expand the performance criteria based on which performance-based awards may be granted, FOR the ratification of Ernst & Young LLP as CombinatoRx’s independent auditors and will be voted according to the discretion of the proxy holder upon any other business that may properly be brought before the meeting and at all adjournments and postponements thereof.

•       In Person at the Meeting.   If you attend the meeting, be sure to bring a form of personal picture identification with you and you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the meeting.

If your shares of Common Stock are held in “street name” (held for your account by a broker or other nominee):

•       By Internet or By Telephone.   You will receive instructions from your broker or other nominee if you are permitted to vote by Internet or telephone.

•       By Mail.   You will receive instructions from your broker or other nominee explaining how to vote your shares.

•       In Person at the Meeting.   If you attend the meeting, in addition to picture identification you should both bring an account statement or a letter from the record holder indicating that you owned the shares as of the record date, and contact the broker or other nominee who holds your shares to obtain a broker’s proxy card and bring it with you to the meeting.

What are the Board’s recommendations on how to vote my shares?

The Board of Directors recommends a vote:

•       FOR election of the two Class I directors (page 5)

•       FOR the amendment to the Company’s 2004 Incentive Plan to increase the number of shares issuable upon the exercise of options granted thereunder by 2,000,000 shares, to provide for an “evergreen provision” that allows for an annual increase in the number of shares of CombinatoRx common stock available for issuance under the 2004 Incentive Plan, to provide for a aggregate limit of 10,000,000 shares issuable pursuant to incentive stock options, and for expanding of the performance criteria based on which performance-based awards may be granted (page 32)

•       FOR ratification of selection of Ernst & Young LLP as CombinatoRx’s independent auditors  (page 40)

Who pays the cost for soliciting proxies?

CombinatoRx will pay the cost for the solicitation of proxies by the Board of Directors. That solicitation of proxies will be made primarily by mail. CombinatoRx has retained Georgeson Shareholder Services to aid in the distribution and solicitation of proxies for a fee of $1,000, plus expenses. Proxies may also be solicited personally, by telephone, fax or e-mail by employees of CombinatoRx without any remuneration to such individuals other than their regular compensation. CombinatoRx will also reimburse brokers, banks, custodians, other nominees and fiduciaries for forwarding these materials to their principals to obtain the authorization for the execution of proxies.

Can I change my vote?

You may revoke your signed proxy at any time before it is voted by notifying the Secretary in writing, by returning a signed proxy with a later date, by transmitting a subsequent vote over the Internet or by telephone or by attending the meeting and voting in person. If your stock is held in street name, you must contact your broker or nominee for instructions as to how to change your vote.

What vote is required to approve each item?

The two nominees for election as Class I directors who receive a plurality of the shares voted for election of directors shall be elected directors (Item 1). A majority of votes cast for the approval of the amendment to the Company’s 2004 Incentive Plan is necessary to approve the increase to the number of shares issuable upon the exercise of options granted thereunder by 2,000,000 shares, to provide for an “evergreen provision” that allows for an annual increase in the number of shares of CombinatoRx common stock available for issuance under the 2004 Incentive Plan, to provide for a aggregate limit of 10,000,000 shares issuable pursuant to incentive stock options, and to expand the performance criteria based on which performance-based awards may be granted (Item 2) and for ratification of selection of Ernst & Young LLP as CombinatoRx’s independent auditors (Item 3).

If there are insufficient votes to approve Proposal(s) 1, 2 or 3, your proxy may be voted by the persons named in the proxy to adjourn the Annual Meeting in order to solicit additional proxies in favor of the approval of such proposals. If the Annual Meeting is adjourned or postponed for any purpose, at any subsequent reconvening of the meeting your proxy will be voted in the same manner as it would have been voted at the original convening of the Annual Meeting unless you withdraw or revoke your proxy. Your proxy may be voted in this manner even though it may have been voted on the same or any other matter at a previous session of the Annual Meeting.

How is the vote counted?

Votes cast by proxy or in person at the Annual Meeting will be counted by the persons appointed by CombinatoRx to act as tabulators for the meeting. A majority of the shares entitled to vote at the Annual Meeting constitutes a quorum. The tabulators will count shares represented by proxies that withhold authority to vote for a nominee for election as a director only as shares that are present and entitled to vote for purposes of determining the presence of a quorum. None of the withheld votes will be counted as votes “for” a director. Shares properly voted to “abstain” on a particular matter are considered as shares that are entitled to vote for the purpose of determining a quorum but are treated as having not voted on the matter.

If you hold shares through a broker, bank or other nominee, generally the nominee may vote the shares for you in accordance with your instructions. The broker may not vote the shares held in its name in its discretion on any of the matters presented at the Annual Meeting unless it receives voting instructions from you with respect to these matters. Any matter presented at the Annual Meeting with respect to which a broker, bank or other nominee does not have voting instructions from you will be counted for determining the quorum at the Meeting, but will be considered as not voting on a particular matter.

Could other matters be decided at the Annual Meeting?

CombinatoRx does not know of any other matters that may be presented for action at the Annual Meeting. Should any other business come before the meeting, the persons named on the enclosed proxy will have discretionary authority to vote the shares represented by such proxies in accordance with their best judgment. If you hold shares through a broker, bank or other nominee as described above, they will not be able to vote your shares on any other business that comes before the Annual Meeting unless they receive instructions from you with respect to such matter.

What happens if the meeting is postponed or adjourned?

Your proxy to management may be voted at the postponed or adjourned meeting. You will still be able to change your proxy until it is voted.

What does it mean if I receive more than one proxy card or voting instruction form?

It means that you have multiple accounts at the transfer agent or with brokers. Please complete and return all proxy cards or voting instruction forms to ensure that all of your shares are voted.

Who should I call if I have any additional questions?

If you hold your shares directly, please call Jason F. Cole, Secretary of the Company, at (617) 301-7000. If your shares are held in street name, please contact the telephone number provided on your voting instruction form or contact your broker or nominee holder directly.

PROPOSAL 1:  ELECTION OF DIRECTORS

In accordance with Delaware law and the By-laws, the Board of Directors is divided into three classes of approximately equal size. The members of each class are elected to serve a 3-year term with the term of office of each class ending in successive years. Pursuant to the By-laws, the Board of Directors has fixed the number of directors at seven (7), effective at the time of the 2006 annual meeting. Alexis Borisy, Patrick Fortune and Douglas Cole are the directors whose terms expire at this Annual Meeting and Alexis Borisy and Patrick Fortune have been nominated for re-election to the Board of Directors to serve until the 2009 Annual Meeting or until their successors are elected.

The Board of Directors has determined, upon the recommendation of the Corporate Governance and Nominating Committee, that each of Messrs. Aldrich, Fortune, Haydu and Pops and Ms. Deptula are “independent” within the meaning of the rules and regulations of the NASDAQ Stock Market (“NASDAQ”). Messrs. Aldrich, Fortune, Haydu and Pops and Ms. Deptula do not have any relationships with CombinatoRx other than being a director and/or a shareholder of CombinatoRx. Each of the independent directors will be designated as a “Non-Management Director” since none of the independent directors are officers of CombinatoRx or any of its affiliates.

It is intended that, unless you give contrary instructions, shares represented by proxies solicited by the Board of Directors will be voted for the election of the two nominees listed below as directors. CombinatoRx has no reason to believe that any nominee will be unavailable for election at the Annual Meeting. In the event that one or more nominees is unexpectedly not available to serve, proxies may be voted for another person nominated as a substitute by the Board of Directors, or the Board of Directors may reduce the number of directors to be elected at the Annual Meeting. Information relating to each nominee for election as director and for each continuing director, including his or her period of service as a director of CombinatoRx, principal occupation and other biographical material is shown below.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE

FOR

EACH OF THESE NOMINEES FOR CLASS I DIRECTOR

(ITEM 1 ON YOUR PROXY CARD)

DIRECTOR BIOGRAPHIES

CLASS I DIRECTOR NOMINEES	AGE	DIRECTOR SINCE
Alexis Borisy—Mr. Borisy has been CombinatoRx’s President and Chief Executive Officer since March 2000 and has been a director since March 2000. From 1998 to March 2000 Mr. Borisy was an independent industry consultant, working with senior executives at pharmaceutical and biotech companies in the areas of corporate strategy, portfolio management, and business development. Mr. Borisy holds an A.B. in chemistry from the University of Chicago, and an A.M. in chemistry from Harvard University.	34	March 2000
Patrick Fortune, Ph.D.—Dr. Fortune has served as a member of the CombinatoRx Board of Directors since February 2004. Since 2001, Dr. Fortune has been a partner of Boston Millennia Partners, a venture capital firm. From 1999 to 2001, Dr. Fortune was President and Chief Operating Officer of New Era of Networks, Inc. Dr. Fortune serves on the board of directors of Parexel International Corporation. Dr. Fortune holds a B.S. in chemistry from the University of Wisconsin, a MBA from Northwestern University and a Ph.D. in physical chemistry from the University of Wisconsin.	59	February 2004
CURRENT DIRECTORS	AGE	DIRECTOR SINCE

Richard Aldrich—Mr. Aldrich is a Class II director who has served as a member of the CombinatoRx Board of Directors since June 2003. Since 2001, Mr. Aldrich has been a Managing Director of RA Capital, a fund he founded in 2001 to invest in small-cap public biotechnology companies. From 1989 to 2001, Mr. Aldrich was employed by Vertex Pharmaceuticals, Inc. where he served as the Senior Vice President and Chief Business Officer. Mr. Aldrich serves on the board of directors of Altus Pharmaceuticals Inc. Mr. Aldrich holds a B.S. degree in management from Boston College and a MBA from the Tuck School of Business, Dartmouth College.

	51	June 2003
Douglas G. Cole, M.D.—Dr. Cole is a Class I director who has served as a member of the CombinatoRx Board of Directors since September 2002. Dr. Cole’s term as a Class I director expires as of the 2006 annual meeting of stockholders and Dr. Cole has not been nominated for reelection to the Board of Directors. Dr. Cole joined Flagship Ventures in 2001, where he is currently a partner. From 1997 to 2001, Dr. Cole was Program Executive at Vertex Pharmaceuticals, Inc. Dr. Cole holds an A.B. from Dartmouth College and an M.D. from the University of Pennsylvania School of Medicine.	45	September 2002

CURRENT DIRECTORS	AGE	DIRECTOR SINCE

Barbara Deptula—Ms. Deptula is a Class III director who has served as a member of the CombinatoRx Board of Directors since December 2005. Ms. Deptula has been the Executive Vice President of Business Development at Shire PLC since 2004. From 2003 to 2004 she served as President of the biotechnology division of Sicor, Inc., which was subsequently acquired by Teva Pharmaceuticals, Inc. Ms. Deptula also served as the Senior Vice President for commercial and product development at Coley Pharmaceutical Group, Inc. from 2000 to 2003. Ms. Deptula holds a B.S. in pharmacy from the University of Connecticut and an MBA in finance from the University of Chicago Business School.

	51	December 2005
Frank Haydu—Mr. Haydu is a Class III director who has served as a member of the CombinatoRx Board of Directors since August 2004. From 2001 to 2005, Mr. Haydu was the Managing Director and Co-founder of Valuation Perspectives, Inc., a corporate finance advisory firm, currently Mr. Haydu is a private investor. Mr. Haydu serves on the board of directors for Albany Molecular Research, Inc., Moldflow Corporation and iParty Corp. Mr. Haydu holds a B.A. in economics from Muhlenberg College.	58	August 2004
Richard Pops—Mr. Pops is a Class II director who has served as a member of the CombinatoRx Board of Directors since October 2001. Mr. Pops has been Chief Executive Officer of Alkermes, Inc., a biotechnology company, since 1991. He serves on the board of directors for Alkermes, Inc. and Neurocrine Biosciences, Inc. Mr. Pops holds a B.A. in economics from Stanford University.	44	October 2001

EXECUTIVE OFFICERS

CombinatoRx’s executive officers, as of April 19, 2006, their respective ages and their positions are as follows:

Name	Age	Position
Alexis Borisy	34	President and Chief Executive Officer
Robert Forrester, LL.B.	42	Executive Vice President and Chief Financial Officer
Jan Lessem, M.D, Ph.D.	58	Executive Vice President and Chief Medical Officer
Jason F. Cole, Esq.	33	Senior Vice President and General Counsel
Daniel Grau, M.Phil.	39	Senior Vice President, Commercial Operations
Curtis Keith, Ph.D.	35	Senior Vice President, Research
R. Eric McAllister, M.D., D.Phil.	64	Senior Vice President, Clinical Development

Alexis Borisy has served as President, Chief Executive Officer and Director of CombinatoRx since March 2000. From 1998 to March 2000 Mr. Borisy was an independent industry consultant, working with senior executives at pharmaceutical and biotech companies in the areas of corporate strategy, portfolio management, and business development. Mr. Borisy holds an A.B. in chemistry from the University of Chicago, and an A.M. in chemistry from Harvard University.

Robert Forrester, LL.B. has served as our Executive Vice President and Chief Financial Officer since February 2004. Mr. Forrester served as Senior Vice President, Finance and Corporate Development at Coley Pharmaceutical Group from 2000 to September 2003. Mr. Forrester was a Managing Director at

MeesPierson, part of the Fortis Group, from 1994 to 2000. Mr. Forrester holds a LL.B. from Bristol University.

Jan Lessem, M.D., Ph.D. has served as our Executive Vice President and Chief Medical Officer since September 2003. From 1998 to 2003, he was Vice President of Clinical Research and Chief Medical Officer at OraPharma. Dr. Lessem was Vice President and Corporate Officer with Takeda America Research and Development Center, Inc. from 1995 to 1998. Dr. Lessem holds a B.A. of Medicine, M.D. and Ph.D. from the University of Lund in Lund, Sweden.

Jason F. Cole, Esq. has served as our Senior Vice President and General Counsel since January 2006. From 1999 to 2006, Mr. Cole was a corporate and securities attorney at Ropes & Gray LLP. Mr. Cole earned his A.B. in Government from Dartmouth College and holds a J.D. from Columbia University School of Law.

Daniel Grau, M.Phil has served as our Senior Vice President of Commercial Operations since January 2006. From 2004 to 2005 he was our Vice President of Commercial Operations. From 2001 to 2004 he was our Vice President of Corporate Development and Strategy. Prior to joining us, Mr. Grau was a management consultant in the healthcare industry from 1998 to 2001, advising U.S. and Japanese pharmaceutical companies. Mr. Grau earned his B.A. in English Literature from Davidson College and holds an M.Phil. in philosophy from Yale University.

Curtis T. Keith, Ph.D. has served as our Senior Vice President of Research since December 2004. From 2000 to 2004, he was our Vice President of Research. Prior to his employment with us, he completed his Ph.D. in chemistry and chemical biology from Harvard University. Dr. Keith also holds a B.Sc. in biochemistry from McGill University in Canada.

R. Eric McAllister, M.D., D.Phil. has served as our Senior Vice President of Clinical Development since October 2004. From 2002 to 2004, he was Vice President of Clinical Research at Sicor Pharmaceuticals, Inc. Dr. McAllister served as Medical Director at TAP Pharmaceutical Products, Inc. from 2000 to 2002. Dr. McAllister was a Medical Practitioner and a Principal Investigator from 1992 to 2000. Dr. McAllister holds B.Sc. and M.Sc. degrees in physics and an M.D., each from Dalhousie University in Canada, and a D.Phil. in cardiac electrophysiology from Oxford University.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

CombinatoRx’s Board of Directors held ten meetings during the fiscal year ended December 31, 2005. Each of CombinatoRx’s directors, except for Messrs. Aldrich and Mr. Jacob Goldfield (who resigned as a director in April 2006) attended at least 75% of the meetings of the Board of Directors and the committees of the Board of Directors on which he or she served during the fiscal year ended December 31, 2005 (in each case, which were held during the period for which he or she was a director and/or a member of the applicable committee). CombinatoRx encourages its directors to attend the Annual Meetings of Stockholders and believes that attendance at the Annual Meeting of Stockholders is just as important as attendance at meeting of the Board of Directors and its committees. CombinatoRx typically schedules Board of Directors and committee meetings to coincide with the dates of its Annual Meetings. CombinatoRx did not hold an annual meeting of stockholders in 2005 as it was a private company until November 9, 2005 and such an annual stockholders meeting was not required by its by-laws or Delaware law.

The Board of Directors has a standing Audit, Compensation and Corporate Governance and Nominating Committee, each of which is comprised solely of independent directors and is described more fully below.

Audit Committee

Mr. Frank Haydu is the chairperson and Dr. Patrick Fortune is the other member of CombinatoRx’s Audit Committee. Mr. Jacob Goldfield was a member of the Audit Committee until his resignation from the Board of Directors in April 2006. The Board of Directors has determined, upon the recommendation of the Corporate Governance and Nominating Committee, that each member of CombinatoRx’s Audit Committee, each of whom is a Non-Management Director, is “independent” within the meaning of the rules and regulations of NASDAQ. Furthermore, as required by the rules and regulations of the Securities and Exchange Commission (the “SEC”), no member of the Audit Committee receives, directly or indirectly, any consulting, advisory, or other compensatory fees from CombinatoRx other than Board and Committee fees and grants of stock options. The Board of Directors has determined, upon the recommendation of the Corporate Governance and Nominating Committee, that Mr. Haydu is an “audit committee financial expert” within in the meaning of the rules and regulations of the SEC. The Audit Committee operates pursuant to a written charter which is filed as Appendix A to this Proxy Statement.

The primary purposes of CombinatoRx’s Audit Committee are to: (a) assist the Board of Directors in its oversight of (i) the integrity of CombinatoRx’s financial statements, (ii) CombinatoRx’s compliance with legal and regulatory requirements, (iii) the qualifications and independence of CombinatoRx’s independent auditors, and (iv) the performance of CombinatoRx’s internal audit function and independent auditors; (b) appoint, evaluate, compensate, retain and oversee CombinatoRx’s independent auditors and the audit process (including receiving and reviewing reports from the independent auditors and resolving any disagreements between management and the independent auditors regarding financial reporting) and to approve or pre-approve all audit, audit-related and other services, if any, to be provided by  the independent auditors; (c) review with management, internal auditors and the independent auditors, CombinatoRx’ internal controls and its financial and critical accounting practices; and (d) prepare the report required to be prepared by the Audit Committee pursuant to the rules of SEC for inclusion in CombinatoRx’s annual proxy statement. The Audit Committee and the Board of Directors have established procedures for the receipt, retention, and treatment of complaints received by CombinatoRx regarding accounting, internal accounting controls, or auditing matters and for confidential, anonymous submission by CombinatoRx employees of concerns regarding questionable accounting or auditing matters, which are described under “Policies on Reporting Concerns Regarding Accounting and Other Matters and on Communicating with Non-Management Directors.” The Audit Committee also has the authority to hire independent counsel and other advisors to carry out the Audit Committee’s duties, and CombinatoRx is required to provide appropriate funding, as the Audit Committee determines, to compensate the independent auditors and any advisors retained by the Audit Committee.

During the fiscal year ended December 31, 2005, the Audit Committee met three times. The report of the Audit Committee is included in this Proxy Statement under “Report of the Audit Committee.”

Compensation Committee

Mr. Richard Pops is the chairperson and Ms. Barbara Deptula, Dr. Fortune and Dr. Christopher Moller (until his resignation from the Board of Directors on February 20, 2006) are the other members of CombinatoRx’s Compensation Committee. The Board of Directors has determined, upon the recommendation of the Corporate Governance and Nominating Committee, that each member of CombinatoRx’s Compensation Committee is “independent” within the meaning of the rules and regulations of NASDAQ. The primary purposes of CombinatoRx’s Compensation Committee are to: (a) review and approve corporate goals and objectives relevant to compensation of CombinatoRx’s Chief Executive Officer and the other executive officers and evaluate the performance of the Chief Executive Officer and the other executive officers in light of these goals and objectives, and based on such evaluation, make recommendations to the Board of Directors for the compensation of CombinatoRx’s Chief Executive Officer and the other executive officers; (b) make recommendations to the Board of Directors with respect to the administration and amendment to CombinatoRx’s incentive compensation and equity-based compensation plans that are subject to the approval of the Board of Directors; (c) assist the Board of Directors in its oversight of the development, implementation and effectiveness of CombinatoRx’s policies and strategies relating to recruiting, retention, career development and progression, succession and employment practices; (d) make recommendations regarding compensation of the Board of Directors, and (e) prepare the report required to be prepared by the Compensation Committee pursuant to the rules of SEC for inclusion in CombinatoRx’s annual proxy statement. The Compensation Committee also has the authority to retain consultants or other experts to assist in the assessment of senior executive compensation and to hire independent counsel and other advisors to carry out the Compensation Committee’s duties.

During the fiscal year ended December 31, 2005, the Company’s Compensation Committee met two times. The report of the Compensation Committee is included in this Proxy Statement under “Report of the Compensation Committee on Executive Compensation.”

Corporate Governance and Nominating Committee

Mr. Richard Aldrich is the chairperson and Dr. Douglas Cole and Mr. Haydu are the other members of CombinatoRx’s Corporate Governance and Nominating Committee. The Board of Directors has determined, upon the recommendation of the Corporate Governance and Nominating Committee, that each member of CombinatoRx’s Corporate Governance and Nominating Committee is “independent” within the meaning of the rules and regulations of NASDAQ. The Corporate Governance and Nominating Committee Charter is available on CombinatoRx’s website at www.combinatorx.com.

The primary purposes of the Corporate Governance and Nominating Committee are to: (a) recommend individuals to the Board of Directors for nomination, election or appointment as members of the Board of Directors and its committees, consistent with the criteria included in CombinatoRx’s Corporate Governance Guidelines; (b) establish policies for stockholders to recommend candidates for consideration for nomination as a member of the Board of Directors; (c) oversee the evaluation of the performance of the Board of Directors; (d) oversee the Chief Executive Officer’s and other senior management’s succession plans; and (e) take a leadership role in shaping CombinatoRx’s corporate governance, including developing and reviewing on an on-going basis the Corporate Governance Guidelines. In identifying and recommending nominees for positions on the Board of Directors, the Corporate Governance and Nominating Committee places primary emphasis on the criteria set forth under “Selection and Composition of Board of Directors” in CombinatoRx’s Corporate Governance Guidelines, namely: (1) ethics, integrity, values, expertise, skills and knowledge useful to the oversight of CombinatoRx’s business; (2) the independence standards of NASDAQ, (3) diversity of viewpoints, backgrounds, experiences and other demographics; (4) business or other relevant experience, particularly in the areas of accounting an finance, management, corporate governance and the pharmaceuticals and drug development industry; and (5) the extent to which the interplay of the nominee’s expertise, skills, knowledge and experience with that of the other members of the Board of Directors will build a Board of Directors that is effective, collegial and responsive to the operations and interests of CombinatoRx.

The Corporate Governance and Nominating Committee does not set specific, minimum qualifications that nominees must meet in order to be recommended to the Board of Directors, but rather believes that each nominee should be evaluated based on his or her individual merits, taking into account the needs of CombinatoRx and the composition of the Board of Directors. Members of the Corporate Governance and Nominating Committee discuss and evaluate possible candidates in detail and suggest individuals to explore in more depth. Once a candidate is identified whom the Committee want to seriously consider and move toward nomination, the Chairperson of the Corporate Governance and Nominating Committee enters into a discussion with that candidate.

The Corporate Governance and Nominating Committee will consider candidates recommended by stockholders. The policy adopted by the Corporate Governance and Nominating Committee provides that candidates recommended by stockholders are given appropriate consideration in the same manner as other candidates. Stockholders who wish to submit candidates for director for consideration by the Corporate Governance and Nominating Committee for election at CombinatoRx’s 2007 Annual Meeting of Stockholders may do so by submitting in writing such candidates’ names, in compliance with the procedures and along with the other information required by CombinatoRx’s by-laws, to Jason F. Cole, Secretary, CombinatoRx, Incorporated, 245 First Street, Sixteenth Floor, Cambridge, Massachusetts  02142 for receipt between March 3 and April 2, 2007.

During fiscal year ended December 31, 2005, the Corporate Governance and Nominating Committee met one time.

Non-Management Director Meetings

In addition to the meetings of the committees of the Board of Directors described above, in connection with the Board of Directors meetings, CombinatoRx’s Non-Management Directors met one time in executive session during the fiscal year ended December 31, 2005. A rotating member of the Board of Directors presided at these executive sessions. The Audit Committee and the Board of Directors have established a procedure whereby interested parties may make their concerns known to Non-Management Directors, which is described under “Policies on Reporting Concerns Regarding Accounting and Other Matters and on Communicating with Non-Management Directors.”

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed CombinatoRx’s audited financial statements for the fiscal year ended December 31, 2005 and has discussed these statements with management and Ernst & Young LLP, CombinatoRx’s independent registered public accounting firm.  CombinatoRx management is responsible for the preparation of CombinatoRx’s financial statements and for maintaining an adequate system of disclosure controls and procedures and internal control over financial reporting for that purpose. Ernst & Young LLP is responsible for expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of CombinatoRx’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. The Audit Committee is responsible for providing independent, objective oversight of CombinatoRx’s accounting functions and internal controls.

The Audit Committee also received from, and discussed with, Ernst & Young LLP the written disclosures and other communications that CombinatoRx’s independent registered public accounting firm is required to provide to the Audit Committee, including the matters required to be discussed by Statement on Auditing Standards 61 (Communication with Audit Committees), which we refer to as SAS 61. SAS 61 (as codified in AU Section 380 of the Codification of Statements on Auditing Standards) requires our independent registered public accounting firm to discuss with the Audit Committee, among other things, the following

•       methods to account for significant unusual transactions;

•       the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•       the process used by management in formulating particularly sensitive accounting estimates and the basis for the independent registered public accounting firm’s conclusions regarding the reasonableness of those estimates; and

•       disagreements with management regarding financial accounting and reporting matters and audit procedures.

Ernst & Young, LLP also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Independence Standards Board Standard No. 1 requires independent registered public accounting firms annually to disclose in writing all relationships that in their professional opinion may reasonably be thought to bear on independence, to confirm their perceived independence and engage in a discussion of independence. The Audit Committee has reviewed this disclosure and has discussed with Ernst & Young their independence from CombinatoRx.

Based on its discussions with management and our independent registered public accounting firm, and its review of the representations and information provided by management and our independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in CombinatoRx’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, for filing with the Securities and Exchange Commission.

Respectfully submitted by the
Audit Committee,
Frank Haydu, Chairperson
Patrick Fortune
Jacob Goldfield (through April 2006)

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

Under the guidance of a written charter adopted by the Board of Directors (which charter is available on the Company’s website), the purpose of the compensation committee is to develop and review compensation policies and practices applicable to executive officers, review and recommend goals for the Company’s Chief Executive Officer and evaluate his performance in light of these goals, review and evaluate goals and objectives for other officers, oversee and evaluate the Company’s equity incentive plans and review and approve the creation or amendment of such plans and make recommendations to the Board of Directors regarding Board of Directors’ compensation. We believe that the composition of the Company’s compensation committee meets the requirements for independence under, and the functioning of the Company’s compensation committee complies with, any applicable requirements of the Sarbanes-Oxley Act of 2002, the Nasdaq National Market and the rules and regulations of the Securities and Exchange Commission. The compensation committee makes the following report on executive compensation for the fiscal year ended December 31, 2005.

Executive Compensation Policies

The Company’s executive compensation program is designed to attract, retain and motivate experienced and well-qualified executive officers who will promote the Company’s research and product development and commercialization efforts. In establishing executive compensation levels, the compensation committee is guided by a number of considerations. Because the Company is still in the process of developing its portfolio of product candidates, and because of the volatile nature of biotechnology stocks, the compensation committee believes that traditional performance criteria, such as net income, profit margins and share price are inappropriate for evaluating and rewarding the efforts of the Company’s executive officers. Rather, the compensation committee bases executive compensation on the achievement of certain research, product development, corporate partnering, financial, strategic planning and other goals of the Company and the executive officers. In establishing compensation levels, the compensation committee also evaluates each officer’s individual performance using certain subjective criteria, including an evaluation of each officer’s initiative, contribution to overall corporate performance and managerial ability. No specific numerical weight is given to any of the above-noted subjective or objective performance criteria. In making its evaluations, the compensation committee consults on an informal basis with other members of the Board of Directors and, with respect to officers other than the Chief Executive Officer, reviews the recommendations of the Chief Executive Officer.

Another consideration which affects the compensation committee’s decisions regarding executive compensation is the high demand for well-qualified personnel in the biotechnology industry. Given such demand, the compensation committee strives to maintain compensation levels which are competitive with the compensation of other executives in the industry. To that end, the compensation committee reviews data obtained from a generally available outside survey of compensation and benefits in the biotechnology industry, an internally prepared survey based on peer biotechnology companies’ proxy statements and personal knowledge regarding executive compensation at comparable companies.

A third factor which affects compensation levels is the compensation committee’s belief that stock ownership by management is beneficial in aligning management’s and shareholders’ interests in the enhancement of shareholder value. In accordance with such belief, the compensation committee to date has sought to provide a significant portion of executive compensation in the form of stock options. The compensation committee has not, however, targeted a range or specific number of options for each executive position. Rather, it makes its decisions based on the above-mentioned surveys and the general experience of the compensation committee members.

Key Elements of Compensation

The major elements of the Company’s compensation program are base salary, annual cash bonus and stock options and restricted stock grants.

Base Salary

The compensation committee seeks to establish base salaries which are competitive for each position and level of responsibility with those of executive officers at various other biotechnology companies of comparable size and stage of development. Increases in annual salaries are based on demonstrated levels of core job competency, effectiveness in performing essential job requirements and competitive base salary position compared to the relevant market. The compensation committee does not use a specific formula based on these criteria, but instead makes an evaluation of each executive officer’s contributions in light of all such criteria.

Discretionary Cash Bonus

The compensation committee believes that discretionary cash bonuses are useful on a case by case basis to motivate and reward executive officers. Bonuses for executive officers are not guaranteed, but to date have been awarded from time to time, generally annually, only in the discretion of the compensation committee. Cash bonuses are used to bring annual cash compensation into a competitive range with comparable positions at comparable companies. In the past, criteria for bonuses for executive officers range from success in attracting capital to success in initiating or conducting clinical trials, entering into new collaboration agreements and progress with research and preclinical development.

Stock Options and Restricted Common Stock Awards

Grants of stock options and awards of restricted common stock under the Company’s equity compensation plans are designed to align the long-term interests of the Company’s executives with the Company’s shareholders and to assist in the retention of executives. As stock options granted by the Company generally become exercisable over a four-year period and forfeiture provisions with respect to restricted common stock awards generally lapse over a four-year period, their ultimate value is dependent upon the long-term appreciation of the Company’s stock price and the executive’s continued employment with the Company. In addition, grants of stock options and awards of restricted common stock may result in an increase in executive officers’ equity interests in the Company, thereby providing such persons with the opportunity to share in the future value they are responsible for creating.

When granting stock options and awarding restricted common stock, the compensation committee considers the relative performance and contributions of each officer compared to that of other officers within the Company with similar levels of responsibility. The number of options and awards granted to each executive officer is generally determined by the compensation committee on the basis of data obtained from a generally available outside survey of stock option grants and restricted common stock awards in the biotechnology industry, an internally prepared survey of peer biotechnology companies’ proxy statements and personal knowledge of the compensation committee members regarding executive stock options and restricted common stock awards at comparable companies.

Compensation of Chief Executive Officer

The compensation paid to Mr. Borisy for services he rendered to the Company in 2005 was determined in accordance with the compensation philosophy and practices for executive officers described above. Mr. Borisy is eligible to participate in the same compensation plans available to other executive officers and employees of the Company.  In evaluating and establishing Mr. Borisy’s current compensation package, the compensation committee considered the following accomplishments of the Company during 2005:

•       Advancing seven product candidates into Phase II clinical trials;

•       Entering into new collaboration agreements with:

•        Angiotech, in the field of medical devices and interventional medicines;

•        Bio*One, to establish CombinatoRx Singapore for the potential development of novel therapeutics for infectious diseases;

•        CHDI, the Spinal Muscular Atrophy Foundation and the NIH, to conduct research and product development for the neurodegenerative diseases Huntington’s Disease and Spinal Muscular Atrophy;

•        HenKan, for the development and commercialization of our cancer compound, CRx-026, in Taiwan, China and South Korea; and

•        NIAID, for the research and development of potential therapies for anthrax toxin.

•       Completion of the Company’s initial public offering in November, 2005 with net proceeds of $44.3 million.

Effective January 1, 2005, while CombinatoRx was still a private company, we recommended and the Board of Directors established Mr. Borisy’s 2005 base salary at $270,500. Additionally, we recommended and the Board of Directors established Mr. Borisy’s 2005 target bonus at 30% of base salary, or $81,500. Due to the Company’s significant accomplishments in 2005 and Mr. Borisy’s contribution to such accomplishments, and in order to align Mr. Borisy’s annual cash compensation with chief executive officers of peer public biotechnology companies, Mr. Borisy was awarded a bonus of $203,000 in December 2005, which represented 250% of the target amount.

In 2005, Mr. Borisy was eligible to receive an annual stock option grant based on his 2005 performance. In December of 2005, Mr. Borisy received an option to purchase 200,000 shares of the Company’s common stock at an exercise price equal to the fair market value of the Company’s common stock on the date of grant.

In 2006, in light of the contributions and leadership provided by Mr. Borisy in the realization of the 2005 corporate goals and to increase his base salary to effect inclusion at approximately the 50th percentile of peer biotechnology companies, we recommended and the Board of Directors increased Mr. Borisy’s base salary, effective January 1, 2006, from $270,500 to $350,000, and increased his target bonus amount to 50% of base salary.

The compensation committee believes that Mr. Borisy’s 2005 total compensation was competitive, fair, and consistent with the Company’s results in 2005, and reflective of the Company’s executive compensation philosophy.

Tax Deductibility of Executive Compensation

In general, under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), the Company cannot deduct, for federal income tax purposes, compensation in excess of $1,000,000 paid to certain executive officers. This deduction limitation does not apply, however, to compensation that constitutes “qualified performance-based compensation” within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder. The Company has considered the limitations on deductions imposed by Section 162(m) of the Code and it is the Company’s present intention, for so long as it is consistent with its overall compensation objective, to structure executive compensation to minimize application of the deduction limitations of Section 162(m) of the Code.

No portion of this Compensation Committee Report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, through any general statement incorporating by reference in its entirety the Proxy Statement in which this report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act or the Exchange Act.

Respectfully submitted by the
Compensation Committee,

Richard Pops, Chairperson
Patrick Fortune
Christopher Moller (through February 20, 2006)
Barbara Deptula

DIRECTOR COMPENSATION

Commencing after the consummation of our initial public offering on November 9, 2005, non-employee directors will each receive $3,000 per quarter in director fees for their services as directors, plus $1,000 per Board of Directors or committee meeting attended. The chairperson of the audit committee will also receive $5,000 per year for his or her service. The chairpersons of the compensation committee and the corporate governance and nominating committee each will receive $3,000 per year for his or her services. For the fiscal year ended December 31, 2005, non-employee directors of CombinatoRx received a total of $5,000 per quarter for their service on the Board of Directors and an additional $9,000 for service on Board of Directors committees.

In addition, after the consummation of our initial public offering on November 9, 2005, non-employee directors were entitled to receive options under the Company’s 2000 Stock Option Plan, as amended, or our 2004 Incentive Plan, to purchase 22,857 shares of CombinatoRx common stock upon election to the Board of Directors and options to purchase 5,714 shares of CombinatoRx common stock for service at each annual meeting of stockholders. The exercise price of all options granted to non-employee directors may not be less than 100% of the fair market value of the Common Stock on the date of the grant. Options expire ten years after the date of grant and become exercisable, 25% on the first anniversary of the date of grant and in increments of 6.25% at the end of each three month period thereafter. In accordance with this policy, upon her appointment to the Board of Directors on December 15, 2005, Ms. Deptula was granted an option to purchase 22,857 shares of CombinatoRx common stock, at an exercise price of $8.21 per share. In addition, prior to her appointment to the Board of Directors, on July 1, 2005, Ms. Deptula was granted an option to purchase 5,700 shares of CombinatoRx common stock, at an exercise price of $1.3125 per share, such option was fully exercisable upon the date of grant.

CombinatoRx also reimburses members of the Board of Directors for any out-of-pocket expenses incurred by them in connection with services provided in such capacity. Directors who are also CombinatoRx employees receive no additional compensation for serving as directors.

EXECUTIVE COMPENSATION

The following table sets forth information with respect to compensation for each of the last three completed fiscal years for CombinatoRx’s chief executive officer and each of its four most highly compensated executive officers as of the fiscal year ended December 31, 2005. For ease of reference, these individuals are referred to throughout this section as the “named executive officers.”

		Annual Compensation				Long-Term Compensation
Name and Principal Position	Fiscal Year Ended	Salary ($)	Bonus ($)	Other Annual Compensation ($)		Securities Underlying Options(#)	All Other Compensation ($)(1)
Alexis Borisy	2005	$270,500	$203,000	—		200,000	$11,252
President and Chief	2004	$260,277	$42,500	—		240,000	$10,832
Executive Officer	2003	$234,000	$25,000	—		57,143	$9,792
Jan Lessem, M.D., Ph.D.(2)	2005	$309,000	$95,000	$50,000	(3)	57,500	$12,433
Executive Vice President	2004	$296,441	$40,000	$55,004	(4)	83,571	$11,346
and Chief Medical Officer	2003	$93,833	$27,000	$50,000	(3)	142,857	$2,264
Robert Forrester(5)	2005	$255,000	$153,000	—		87,500	$9,624
Executive Vice President	2004	$209,068	$16,500	—		267,143	$7,752
and Chief Financial Officer	2003	—	—	—		—	—
Peter Elliott, Ph.D.(6)	2005	$165,159	$14,580	—		—	$6,931
Former Executive Vice	2004	$234,250	$16,000	—		94,286	$9,099
President, Product	2003	$228,000	$35,000	—		28,571	$8,052
Development
R. Eric McAllister, M.D.(7)	2005	$260,000	$50,000	$15,242	(8)	30,000	$7,903
Senior Vice President,	2004	$52,083	$5,000	$32,500	(9)	60,000	$60
Clinical Development	2003	—	—	—		—	—
Curtis Keith, Ph.D.	2005	$215,000	$100,000	—		87,500	$8,518
Senior Vice President,	2004	$194,607	$13,000	—		124,285	$7,947
Research	2003	$180,000	$30,000	—		22,857	$7,273

(1)          Amount represents payment of group term life insurance premiums, or GTL, and matching contributions under our 401(k) plan for the year ended December 31, 2005 as follows:

Name	GTL	401(k) Match
A. Borisy	$432	$10,820
J. Lessem	$433	$12,000
R. Forrester	$432	$9,192
P. Elliott	$324	$6,607
R.E. McAllister	$360	$7,543
C. Keith	$518	$8,000

and for the year ended December 31, 2004, as follows:

Name	GTL	401(k) Match
A. Borisy	$432	$10,400
J. Lessem	$432	$10,912
R. Forrester	$180	$7,572
P. Elliott	$432	$8,667
R.E. McAllister	$60	$—
C. Keith	$518	$7,428

and for the year ended December 31, 2003, as follows:

Name	GTL	401(k) Match
A. Borisy	$432	$9,360
J. Lessem	$108	$2,156
P. Elliott	$432	$7,620
C. Keith	$502	$6,771

(2)          Dr. Lessem commenced employment on September 1, 2003.

(3)          Amount represents compensation in the form of a housing stipend.

(4)          Amount represents compensation in the form of a housing stipend and bonus for stock option exercise.

(5)          Mr. Forrester commenced employment on February 23, 2004.

(6)          Dr. Elliott resigned effective August 19, 2005.

(7)          Dr. McAllister commenced employment on October 18, 2004.

(8)          Amount represents compensation in the form of relocation expenses.

(9)          Amount represents a signing bonus.

Option Grants in Last Fiscal Year

The following table sets forth certain information regarding stock options granted to the named executive officers during the fiscal year ended December 31, 2005.

		Percent of
	Number of	Total				Potential Realizable
	Securities	Options				Value at Assumed
	Underlying	Granted				Annual Rates of Stock
	Options	to Employees	Exercise			Price Appreciation
	Granted(1)	in Fiscal	Price	Grant	Expiration	for Option Term (3)
Name	(#)	Year(2)	($/Share)	Date	Date	5%	10%
Alexis Borisy	5,000	0.4%	$8.21	12/15/2005	12/15/2015	$25,572	$65,034
	195,000	14.3%	$8.21	12/15/2005	12/15/2015	$997,300	$2,536,329
Jan Lessem, M.D., Ph.D.	20,000	1.5%	$8.21	12/15/2005	12/15/2015	$102,287	$260,136
	37,500	2.8%	$8.21	12/15/2005	12/15/2015	$191,788	$487,755
Robert Forrester	15,000	1.1%	$8.21	12/15/2005	12/15/2015	$76,715	$25,572
	72,500	5.3%	$8.21	12/15/2005	12/15/2015	$370,791	$997,300
Peter Elliott, Ph.D.(4)	—	—	—	—	—	—	—
R. Eric McAllister	30,000	2.2%	$8.21	12/15/2005	12/15/2015	$153,431	$390,204
Curtis Keith, Ph.D.	26,000	1.9%	$8.21	12/15/2005	12/15/2015	$132,973	$338,177
	61,500	4.5%	$8.21	12/15/2005	12/15/2015	$314,533	$799,919

(1)          Stock options granted to named executive officers generally vest as to 25% of the shares on the first anniversary of the date of grant and an additional 6.25% of the shares vest at the end of each three month period thereafter.

(2)          Based on an aggregate of 1,363,199 shares subject to options granted to employees in 2005, including the named executive officers.

(3)          The amounts shown on this table represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise. Actual gains, if any, on stock option exercises will depend on the future performance of CombinatoRx common stock, the optionholder’s continued employment through the option period and the date on which the options are exercised. If CombinatoRx common stock does not increase in value after the grant date of the options, the options are valueless.

(4)          Dr. Elliott resigned August 19, 2005.

Aggregated Option Exercises in 2005 and Fiscal Year-End Option Value

The following table shows information for the named executive officers related to the exercise of options during the fiscal year ended December 31, 2005 and the number and value of unexercised options held as of the end of fiscal year ended December 31, 2005. The value of in-the-money options represents the positive spread between the exercise price of the stock options and the closing price of CombinatoRx’s Common Stock as of December 30, 2005, the last trading day of the fiscal year ended December 31, 2005, which was $8.18 per share.

			Number of Securities
	Shares		Underlying Unexercised		Value of Unexercised In-
	Acquired	Value	Options at		the-Money Options at
	On Exercise	Realized	December 31, 2005		December 31, 2005
Name	(#)	(1)($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Alexis Borisy.	—	—	156,428	386,429	$1,121,384	$1,291,192
Jan Lessem, M.D., Ph.D.	39,000	$394,875	64,928	180,000	$465,549	$866,888
Robert Forrester	—	—	98,929	255,714	$712,207	$1,194,772
Peter Elliott, Ph.D.(2)	—	—	141,429	—	$1,027,993	$—
R. Eric McAllister	—	—	15,001	74,999	$109,582	$534,743
Curtis Keith, Ph.D	—	—	157,678	182,678	$1,141,942	$661,983

(1)          Value represents the difference between the exercise price per share and the fair market value per share of CombinatoRx common stock on the date of exercise, multiplied by the number of shares acquired on exercise.

(2)          Dr. Elliott resigned August 19, 2005.

Employment Agreements

Mr. Borisy is employed as our President and Chief Executive Officer pursuant to an employment agreement. Either Mr. Borisy or CombinatoRx may terminate his employment for any reason on a sixty days’ notice. Under the employment agreement, Mr. Borisy is entitled to receive an annual base salary that is subject to increase from time to time by the Board of Directors. Mr. Borisy is also entitled to an annual bonus based on Mr. Borisy’s and CombinatoRx’s performance against reasonably attainable goals determined by the Board of Directors in consultation with Mr. Borisy, with initial target bonus of 30% of the base salary. In addition, the Board of Directors may in its discretion make an annual grant of stock options to Mr. Borisy based on his performance and CombinatoR’s performance against reasonably attainable goals. If CombinatoRx terminates Mr. Borisy without cause or if he terminates his employment for good reason, with cause and good reason defined in the employment agreement, he is entitled to a lump sum payment equal to six months of his then current base salary, six months of the premium cost of participation in the Company’s medical and dental plans, subject to applicable law and plan terms and accelerated vesting of 25% of his options, granted under this agreement or otherwise, which remain unvested on the date of termination for each year of Mr. Borisy’s employment. In the event CombinatoRx terminates without cause or Mr. Borisy terminates for good cause within two years following a change of control, with change of control defined in the employment agreement, CombinatoRx is obligated to pay Mr. Borisy a lump sum payment equal to 24 months of his then current base salary and 24 months of the premium cost of participation in the Company’s medical and dental benefit plans, subject to applicable law and plan terms, and 100% of all unvested options granted under his employment agreement or otherwise must be accelerated and must fully vest. In the event of a change of control, CombinatoRx is also obligated to pay any excise tax imposed under Section 4999 of the Internal Revenue Code on Mr. Borisy’s payments or benefits paid by us.

Mr. Forrester is employed as our Chief Financial Officer pursuant to an employment agreement which is terminable by us or Mr. Forrester for any reason on a sixty days’ notice. Under the employment agreement, Mr. Forrester is entitled to receive an annual base salary that is subject to further annual determination by the mutual agreement between Mr. Forrester and CombinatoRx’s President and Chief Executive Officer. Mr. Forrester is also entitled, upon the recommendation of CombinatoRx’s President and Chief Executive Officer to an annual performance-based bonus, either in cash or stock options, to be granted in CombinatoRx’s discretion, with the initial target bonus of 30% of the base salary. Under the agreement, Mr. Forrester was granted an option to purchase up to 171,429 shares of CombinatoRx common stock at a price of $0.88 per share, with 25% of shares vesting in February 2005 and an additional 10,714 shares vesting each quarter after that. If CombinatoRx terminates Mr. Forrester’s employment without cause or if Mr. Forrester terminates his employment for good reason, with cause and good reason defined in the employment agreement, he will be entitled to a lump sum payment equal to his base salary and the cost of fringe benefits for 12 months after the date of termination and accelerated vesting of 25% of shares which remain unvested at termination for each year of Mr. Forrester’s employment. If during any portion of the 3 last months of the 12 month period after termination by us without cause or Mr. Forrester’s termination for good reason Mr. Forrester is employed in a comparable full-time position with at least equal compensation, he is obligated to refund to us the severance pay for the portion of the three months that he is so employed. In the event of a change of control, with change of control defined in the employment agreement, CombinatoRx is obligated to pay Mr. Forrester twice his then base salary for 12 months in a lump sum at the closing of the change of control. If a change of control occurs, CombinatoRx is also obligated to accelerate vesting of all unvested stock options granted to Mr. Forrester and to pay any excise tax imposed under Section 4999 of the Internal Revenue Code on Mr. Forrester’s payments or benefits paid by us.

Dr. Lessem is employed as our Chief Medical Officer and Executive Vice President of Clinical Research pursuant to an employment agreement that terminates on August 31, 2006. Under the employment agreement, Dr. Lessem is entitled to receive an annual base salary that is subject to further annual increase and determination by the mutual agreement between Dr. Lessem and CombinatoRx’s President and Chief Executive Officer. Dr. Lessem is also entitled, upon the recommendation of CombinatoRx’s President and Chief Executive Officer to an annual performance-based bonus, either in cash or stock options, to be granted in CombinatoRx’s discretion, of up to 30% of the then current base salary. Under the agreement, Dr. Lessem was granted an option to purchase up to 142,857 shares of CombinatoRx common stock at a price of $0.88 per share, vesting on a quarterly basis over four years. Pursuant to the agreement, Dr. Lessem is entitled to an annual housing stipend of $50,000. Either CombinatoRx or Dr. Lessem may terminate his employment for any reason on a ninety days’ notice. If CombinatoRx terminates Dr. Lessem’s employment without cause, as defined in the employment agreement, he will be entitled to his base salary and the cost of fringe benefits for 6 months after the date of termination and accelerated vesting of 25% of the options granted under this agreement which remain unvested on the date of termination for each year of Dr. Lessem’s employment. In the event of a change of control, with change of control defined in the employment agreement, Dr. Lessem is entitled to his then base salary for 18 months to be paid in the usual manner under the terms of the agreement and acceleration and full vesting of all unvested stock options granted to Dr. Lessem. The employment agreement provided for termination of Dr. Lessem’s clinical advisor agreement and exercise and conversion to common stock of all vested options granted under the agreement at CombinatoRx’s cost and expense.

Dr. McAllister is employed as our Senior Vice President of Clinical Development pursuant to an employment agreement which is terminable by us or Dr. McAllister for any reason at any time. Under the employment agreement, Dr. McAllister is entitled to receive an annual base salary that is subject to increase from time to time by the Board of Directors in its discretion, and upon the recommendation of the chief executive officer, an annual bonus based on Dr. McAllister’s performance and CombinatoRx’s performance against CombinatoRx’s goals, with a target bonus of up to 25% of base salary. If CombinatoRx terminates Dr. McAllister without cause, as defined in the employment agreement, he is entitled to a lump sum payment equal to his then current base salary for 6 months following the date of termination. In the event of a termination without cause within two years following a change of control, with change of control defined in the employment agreement, CombinatoRx is obligated to pay Dr. McAllister in a lump sum payment six months of his then current base salary, six months of the premium cost of participation in CombinatoRx’s medical and dental plans, subject to applicable law and plan terms, and 100% of all unvested options granted under his employment agreement or otherwise must be accelerated and must fully vest.

Dr. Keith is employed as our Senior Vice President of Research pursuant to an employment agreement that terminates on July 1, 2006. Under the employment agreement, Dr. Keith is entitled to receive an annual base salary that is subject to increase from time to time by the Board of Directors in its discretion, and an annual bonus based on Dr. Keith’s performance and CombinatoRx’s performance against reasonably attainable goals determined by the Board of Directors after consultation with Dr. Keith, with a target bonus of 30% of base salary. Under the agreement, the Board of Directors may also in its discretion annually grant stock options to Dr. Keith based on his performance and CombinatoRx’s performance against reasonably attainable goals. Either CombinatoRx or Dr. Keith may terminate the agreement upon a sixty days’ notice. If CombinatoRx terminates Dr. Keith without cause, as defined in the employment agreement, he is entitled to a lump sum payment equal to his then current base salary for 6 months following the date of termination and accelerated vesting of 25% of his options granted under this agreement or otherwise which remain unvested on the date of termination for each year of Dr. Keith’s employment. In the event of a termination without cause within two years following a change of control, with change of control defined in the employment agreement, CombinatoRx is obligated to pay Dr. Keith six months of his then current base salary, six months of the premium cost of participation in CombinatoRx’s medical and dental plans, subject to applicable law and plan terms, and 100% of all unvested options granted under his employment agreement or otherwise must be accelerated and must fully vest.

The employment agreements with all of CombinatoRx’s named executive officers contain confidentiality and non-competition provisions.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the amount of Common Stock of CombinatoRx beneficially owned, directly or indirectly, as of March 31, 2006, by (i) each current director of CombinatoRx and each nominee director, (ii) each named executive officer of CombinatoRx, (iii) all directors and named executive officers of CombinatoRx as a group, and (iv) each person who is known to CombinatoRx to beneficially own more than five percent (5%) of the outstanding shares of Common Stock of CombinatoRx, and the percentage of the Common Stock outstanding represented by each such amount. All shares of Common Stock shown in the table reflect sole voting and investment power except as otherwise noted. Unless otherwise indicated, the address for each person listed below is c/o CombinatoRx, Incorporated, 245 First Street, Sixteenth Floor, Cambridge, Massachusetts 02142.

Beneficial ownership is determined by the rules of the Securities and Exchange Commission and includes voting or investment power of the securities. As of March 31, 2006, CombinatoRx had 28,227,017 shares of Common Stock outstanding. Shares of Common Stock subject to options or other rights to purchase which are now exercisable or are exercisable within 60 days after March 31, 2006 are to be considered outstanding for purposes of computing the percentage ownership of the persons holding these options or other rights, but are not to be considered outstanding for the purpose of computing the percentage ownership of any other person.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% Stockholders
Angiotech Pharmaceuticals, Inc.(1)	1,948,051	6.90%
Funds managed by Canaan Partners(2)	1,873,356	6.47%
Funds managed by TL Ventures(3)	1,758,737	6.07%
Funds managed by Boston Millennia Partners(4)	1,481,996	5.14%
Directors and Named Executive Officers
Alexis Borisy(5)	499,285	1.72%
Curtis Keith(6)	238,124	*
Jan Lessem(7)	130,570	*
Robert Forrester(8)	151,339	*
R. Eric McAllister(9)	22,321	*
Richard Aldrich(10)	83,571	*
Barbara Deptula(11)	5,700	*
Douglas Cole(12)	982,115	3.39%
Patrick Fortune(13)	1,481,996	5.14%
Frank Haydu(14)	12,500	*
Richard Pops(15)	67,714	*
All current executive officers and directors as a group (11 persons)(16)	3,675,235	13.19%

*                    Represents holdings of less than 1%

(1)          The address for Angiotech Pharmaceuticals, Inc. is 1618 Station Street, Vancouver, British Columbia, Canada.

(2)          The address for Canaan Partners is 105 Rowayton Avenue, Rowayton, CT 06853. Consists of 1,227,020 shares held by Canaan Equity II L.P.; 548,913 shares held by Canaan Equity II L.P. (QP) and 97,423 shares held by Canaan Equity II Entrepreneurs LLC. John Balen, Jim Furnivall, Steve Green, Deepak Kamra, Gregory Kopchinsky, Guy Russo, Eric Young, Charmers Landing LLC, Stonehenge LLC and Waubeeka LLC are Managers of Canaan Equity Partners II LLC, the General

Partner or Manager of these funds, which individuals may be deemed to have shared voting, investment and dispositive power with respect to these shares, but disclaim beneficial ownership of all shares except to the extent of any pecuniary interest therein.

(3)          The address for TL Ventures is 700 Building, 435 Devon Park Drive, Wayne, PA 19087. Consists of 1,728,855 shares held by TL Ventures V L.P. and 29,882 shares held by TL Ventures V Interfund L.P. TL Ventures V LLC is the general partner of TL Ventures V Management L.P., the sole general partner of TL Ventures V L.P. and TL Ventures V Interfund L.P. As such, TL Ventures V LLC has sole authority and responsibility for all investment, voting and disposition decisions for TL Ventures V L.P. and TL Ventures V Interfund L.P., which powers, other than investments, are exercised through its three-member board of managers, by majority vote. Investment decisions require a majority vote of the members of TL Ventures V LLC.

(4)          The address for Boston Millennia Partners is 30 Rowes Wharf, Boston, MA 02110. Consists of 6,335 shares held by Boston Millennia Associates II Partnership; 175,215 shares held by Boston Millennia Partners GmbH & Co. KG; 1,230,438 shares held by Boston Millennia Partners II Limited Partnership; 58,941 shares held by Boston Millennia Partners II-A Limited Partnership; and 11,067 shares held by Strategic Advisors Fund Limited Partnership. A. Dana Callow, Robert S. Sherman and Martin J. Hernon are general partners and Patrick Fortune, one of our directors,is a partner of Glen Partners II Limited Partnership, the general partner of Boston Millennia Partners II Limited Partnership, Boston Millennia Associates II Partnership, Boston Millennia Partners II-A Limited Partnership and Strategic Advisors Fund Limited Partnership. Messrs. Callow, Sherman and Hernon are managing directors of Boston Millennia Verwaltungs GmbH, the general partner of Boston Millennia Partners GmbH & Co. KG. Messrs. Callow, Sherman and Hernon may be deemed to have shared voting, investment and dispositive power with respect to these shares. Messrs. Callow, Sherman, Hernon and Fortune disclaim beneficial ownership of the shares held by each of the Boston Millennia funds, except to the extent of any pecuniary interest therein.

(5)          Consists of 271,429 shares of common stock, 50,000 shares of restricted common stock, none of which have vested, and 177,856 shares of common stock underlying options exercisable within 60 days of March 31, 2006.

(6)          Consists of 42,857 shares of common stock, 25,000 shares of restricted common stock, none of which have vested,  and 170,267 shares of common stock underlying options exercisable within 60 days of March 31, 2006.

(7)          Consists of 39,000 shares of common stock, 15,000 shares of restricted common stock, none of which have vested,  and 78,856 shares of common stock underlying options exercisable within 60 days of March 31, 2006.

(8)          Consists of 25,000 shares of restricted common stock, none of which have vested,  and 126,339 shares of common stock underlying options exercisable within 60 days of March 31, 2006.

(9)          Consists of 22,321 shares of common stock underlying options exercisable within 60 days of March 31, 2006.

(10)   Consists of 83,571 shares of common stock underlying options exercisable within 60 days of March 31, 2006.

(11)   Consists of 5,700 shares of common stock underlying options exercisable within 60 days of March 31, 2006.

(12)   Consists of 926,134 shares held by Flagship/Applied Genomic Technology Capital Fund, L.P. and 55,981  shares held by Flagship/AGTC Advisors Funds, L.P. Douglas Cole, one of our directors, is a partner at Flagship Ventures and the manager at Flagship/Applied Genomic Technology Capital

Fund, L.P. and at Flagship/AGTC Advisors Fund, L.P. Mr. Cole disclaims beneficial ownership of the shares held by each of the Flagship Ventures funds, except to the extent of his pecuniary interest therein.

(13)   Consists of 6,335 shares held by Boston Millennia Associates II Partnership; 175,215 shares held by Boston Millennia Partners GmbH & Co. KG; 1,230,438 shares held by Boston Millennia Partners II Limited Partnership; 58,941 shares held by Boston Millennia Partners II-A Limited Partnership; and 11,067 shares held by Strategic Advisors Fund Limited Partnership. Patrick Fortune, one of our directors, is a partner of Glen Partners II Limited Partnership, the sponsor of some of these investment funds. Mr. Fortune disclaims beneficial ownership of the shares held by each of the Boston Millennia funds, except to the extent of his pecuniary interest therein.

(14)   Consists of 12,500 shares of common stock underlying options exercisable within 60 days of March 31, 2006.

(15)   Consists of 67,714 shares of common stock underlying options exercisable within 60 days of March 31, 2006.

(16)   See footnotes 5-15 above.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Since January 1, 2005, CombinatoRx has engaged in the following transactions with its directors, officers and holders of more than five percent of its voting securities and their affiliates.

Stock Issuances

Issuance of Series E Preferred Stock

On October 5, 2005, in exchange for $15.0 million and in connection with entering into a research and license agreement with Angiotech, CombinatoRx issued to Angiotech 1,363,636 shares of Series E preferred stock that automatically converted into 1,948,051 shares of CombinatoRx common stock upon the closing of the Company’s initial public offering. The shares of CombinatoRx common stock held by Angiotech may not be sold or transferred by Angiotech, subject to limited exceptions, until after November 9, 2006.

Registration Rights

The holders of 18,049,586 shares of CombinatoRx common stock and holders of warrants to purchase up to 124,252 shares of common stock, are entitled to require us to register their shares or participate in a registration of shares by us under the Securities Act. These rights are provided under the terms of various agreements between us and the holders of these shares and warrants. These holders include the following directors, officers, and holders of more than five percent of our voting securities and their affiliates:

Name of Holder	Number of Registrable Shares
Funds managed by Canaan Partners(1)	1,873,356
Funds managed by TL Ventures(2)	1,758,737
Funds managed by Boston Millennia Partners(3)	1,481,996
Funds managed by Flagship Ventures(4)	982,115
Jacob Goldfield(5)	654,496
TOTAL	6,751,000

(1)          Consists of 1,227,020 shares held by Canaan Equity II L.P.; 548,913 shares held by Canaan Equity II L.P. (QP); and 97,423 shares held by Canaan Equity II Entrepreneurs LLC.

(2)          Consists of 1,728,855 shares held by TL Ventures V L.P. and 29,882 shares held by TL Ventures V Interfund L.P. Christopher Moller, one of our former directors, is a member of TL Ventures V LLC, the general partner of TL Ventures V Management L.P., the sole general partner of TL Ventures V L.P. and TL Ventures V Interfund L.P.

(3)          Consists of 6,335 shares held by Boston Millennia Associates II Partnership; 175,215 shares held by Boston Millennia Partners GmbH & Co. KG; 1,230,438 shares held by Boston Millennia Partners II Limited Partnership; 58,941 shares held by Boston Millennia Partners II-A Limited Partnership; and 11,067 shares held by Strategic Advisors Fund Limited Partnership. Patrick Fortune, one of our directors, is a partner of Glen Partners II Limited Partnership, the sponsor of these investment funds.

(4)          Consists of 926,134 shares held by Flagship/Applied Genomic Technology Capital Fund, L.P. and 55,981 shares held by Flagship/AGTC Advisors Fund, L.P. Douglas Cole, one of our directors, is a partner at Flagship Ventures and the manager at Flagship/Applied Genomic Technology Capital Fund, L.P. and at Flagship/AGTC Advisors Fund, L.P.

(5)          Mr. Goldfield served on the CombinatoRx Board of Directors until his resignation in April, 2006.

In addition, CombinatoRx agreed to file, on the request of BioMedical Sciences at any time after November 9, 2006, a registration statement covering the resale by them of any CombinatoRx common stock they acquire through conversion or redemption of their preferred stock or convertible promissory notes in CombinatoRx Singapore. CombinatoRx has also agreed to file, upon the request of Angiotech made any time after August 9, 2006, a registration statement covering their resale of the 1,948,051 shares of common stock held by them. CombinatoRx has also granted to Angiotech the right to participate in registrations of shares by us after August 9, 2006 and prior to November 9, 2009.

Other Agreements with Stockholders

CombinatoRx has entered into a research and license agreement with Angiotech, a holder of more than 5% of our common stock.

Employment Agreements

CombinatoRx entered into employment agreements with its executive officers. For a detailed description of the employment agreements with CombinatoRx’s Named Executive Officers, see ‘‘Employment Agreements’’.

Mr. Daniel Grau is employed as our Senior Vice President of Commercial Operations pursuant to an employment agreement which is terminable by us or Mr. Grau for any reason at any time. Under the employment agreement, Mr. Grau is entitled to receive an annual base salary that is subject to increase from time to time by the Board of Directors in its discretion, and upon the recommendation of the chief executive officer, an annual bonus based on Mr. Grau’s performance and CombinatoRx’s performance against CombinatoRx’s goals, with a target bonus of up to 30% of base salary. If CombinatoRx terminates Mr. Grau without cause, as defined in the employment agreement, he is entitled to a lump sum payment equal to his then current base salary for 6 months following the date of termination, accelerated vesting of 25% of his options granted under this agreement or otherwise which remain unvested on the date of termination for each year of employment with us, and continuation of medical and dental benefits. In the event of a termination without cause within two years following a change of control, with change of control defined in the employment agreement, CombinatoRx is obligated to pay Mr. Grau in a lump sum payment twenty-four months of his then current base salary, twenty-four months of the premium cost of participation in CombinatoRx’s medical and dental plans, subject to applicable law and plan terms, and 100% of all unvested options granted under his employment agreement or otherwise must be accelerated and fully vest.

Mr. Jason Cole is employed as our Senior Vice President and General Counsel pursuant to an employment agreement employment agreement, which is terminable by us or Mr. Cole for any reason at any time. Under the employment agreement, Mr. Cole will receive an initial annual salary of $250,000. In addition, upon the recommendation the Chief Executive Officer, Mr. Cole is eligible for a bonus at an annual target rate of 30% of his base compensation. Mr. Cole will also receive a grant of an option to purchase 100,000 shares of the Company’s common stock, vesting with respect to 25% of the shares on January 23, 2007 and quarterly thereafter over the remaining three-year period, at an option exercise price of $10.68. If the Company terminates Mr. Cole’s employment without cause (as defined in the agreement), Mr. Cole is entitled to continue to receive his base salary, medical and dental benefits for a period of six months. Upon a change in control of the Company (as defined in the agreement), if Mr. Cole’s employment is terminated without cause within two years of the change in control, Mr. Cole is entitled to the following: (i) all unvested options as of that date will become fully vested and exercisable; and (ii) Mr. Cole will be entitled to continue to receive his base salary and medical and dental benefits for a period of six months following the date of termination.

Director and Executive Officer Compensation

Please see ‘‘Director Compensation’’ for a discussion of options granted and payments made to non-employee directors. Please see ‘‘Management—Executive Compensation’’ and ‘‘Management—Option Grants in Last Fiscal Year’’ for additional information regarding compensation of CombinatoRx’s executive officers.

Other Agreements with Executive Officers, Directors and their Affiliates

Other than those referred to above, the following agreements are in effect with CombinatoRx’s executive officers, directors, and their affiliates as of March 31, 2006:

Name of Officer, Director, or Affiliate thereof		Name of Agreement
Alexis Borisy, President and Chief Executive Officer	•	Stock Option Agreements to purchase up to 542,857 shares of our common stock.(1)
	•	Restricted Stock Award Agreement, dated January 26, 2006 for 50,000 shares of our common stock.
Dr. Gary Borisy, father of Alexis Borisy	•	Scientific Advisory Board Member Confidentiality, Non-Disclosure and Proprietary Rights Agreement.(2)
	•	Stock Option Agreement to purchase 7,143 shares of our common stock.(3)
Robert Forrester, Executive Vice President and Chief Financial Officer	•	Stock Option Agreements to purchase up to 354,643 shares of our common stock.(4)
	•	Restricted Stock Award Agreement, dated January 26, 2006 for 25,000 shares of our common stock.

Jan Lessem, M.D., Ph.D., Executive Vice President and Chief Medical Officer	•	Stock Option Agreements to purchase up to 283,928 shares of our common stock.(5)
	•	Restricted Stock Award Agreement, dated January 26, 2006 for 15,000 shares of our common stock.
Eva Lessem, wife of Jan Lessem	•	Consulting Agreement, dated November 23, 2003, as amended.
	•	Stock Option Agreement to purchase up to 4,143 shares of our common stock.(6)
R. Eric McAllister, M.D., D. Phil, Senior Vice President, Clinical Development	•	Stock Option Agreements to purchase up to 90,000 shares of our common stock.(7)
Curtis T. Keith, Ph.D., Senior Vice President, Research	•	Stock Option Agreements to purchase up to 340,356 shares of our common stock.(8)
	•	Restricted Stock Award Agreement, dated January 26, 2006 for 25,000 shares of our common stock.
Daniel Grau, Senior Vice President, Commercial Operations	•	Stock Option Agreements to purchase up to 257,465 shares of our common stock.(9)
	•	Restricted Stock Award Agreement, dated January 26, 2006 for 50,000 shares of our common stock.
Jason Cole, Senior Vice President and General Counsel	•	Stock Option Agreement to purchase up to 100,000 shares of our common stock.(10)

(1)          Consists of 45,714 shares with an exercise price of $0.87 pursuant to an agreement dated March 1, 2002, 57,143 shares with an exercise price of $0.88 pursuant to an agreement dated June 27, 2003, 42,857 shares with an exercise price of $0.88 pursuant to an agreement dated February 24, 2004, 197,143 shares with an exercise price of $1.31 pursuant to an agreement dated December 8, 2004, 5,000 shares with an exercise price of $8.21 pursuant to an agreement dated December 15, 2005 and 195,000 shares with an exercise price of $8.21 pursuant to an agreement dated December 15, 2005.

(2)          CombinatoRx also reimburses Dr. Gary Borisy’s expenses in connection with his service as a Scientific Advisor.

(3)          Consists of 7,143 shares with an exercise price of $0.18 pursuant to an agreement dated May 3, 2001.

(4)          Consists of 171,429 shares with an exercise price of $0.88 pursuant to an agreement dated February 26, 2004, 95,714 shares with an exercise price of $1.31 pursuant to an agreement dated December 8, 2004, 15,000 shares with an exercise price of $8.21 pursuant to an agreement dated December 15, 2005 and 72,500 shares with an exercise price of $8.21 pursuant to an agreement dated December 15, 2005.

(5)          Consists of 142,857 shares with an exercise price of $0.88 pursuant to an agreement dated September 1, 2003, 3,571 shares with an exercise price of $0.88 pursuant to an agreement dated February 26, 2004, 80,000 shares with an exercise price of $1.31 pursuant to an agreement dated December 8, 2004, 20,000 shares with an exercise price of $8.21 pursuant to an agreement dated December 15, 2005 and 37,500 shares with an exercise price of $8.21 pursuant to an agreement dated December 15, 2005.

(6)          Consists of 1,143 shares with an exercise price of $0.87 pursuant to an agreement dated December 8, 2004 and 3,000 shares with an exercise price of $8.78 pursuant to an agreement dated December 21, 2005.

(7)          Consists of 57,143 shares with an exercise price of $0.88 pursuant to an agreement dated December 8, 2004, 2,857 shares with an exercise price of $1.31 pursuant to an agreement dated December 8, 2004 and 30,000 shares with an exercise price of $8.21 pursuant to an agreement dated December 15, 2005.

(8)          Consists of 45,714 shares with an exercise price of $0.87 pursuant to an agreement dated May 3, 2001, 5,714 shares with an exercise price of $0.87 pursuant to an agreement dated May 3, 2001, 54,286 shares with an exercise price of $0.87 pursuant to an agreement dated March 1, 2002, 22,857 shares with an exercise price of $0.88 pursuant to an agreement dated June 27, 2003, 28,571 shares with an exercise price of $0.88 pursuant to an agreement dated February 26, 2004, 95,714 shares with an exercise price of $1.31 pursuant to an agreement dated December 8, 2004, 26,000 shares with an exercise price of $8.21 pursuant to an agreement dated December 15, 2005 and 61,500 shares with an exercise price of $8.21 pursuant to an agreement dated December 15, 2005.

(9)          Consists of 24,286 shares with an exercise price of $0.87 pursuant to an agreement dated October 4, 2001, 8,000 shares with an exercise price of $0.88 pursuant to an agreement dated June 20, 2002, 11,429 shares with an exercise price of $0.88 pursuant to an agreement dated June 27, 2003, 28,571 shares with an exercise price of $0.88 pursuant to an agreement dated February 26, 2004, 51,429 shares with an exercise price of $1.31 pursuant to an agreement dated December 8, 2004, 23,750 shares with an exercise price of $1.31 pursuant to an agreement dated July 1, 2005, 32,000 shares with an exercise price of $8.21 pursuant to an agreement dated December 15, 2005 and 78,000 shares with an exercise price of $8.21 pursuant to an agreement dated December 15, 2005.

(10)   Consists of 100,000 shares with an exercise price of $10.68 pursuant to an agreement dated January 23, 2006.

Alexis Borisy and Curtis Keith each have entered into Founder’s Agreements dated as of January 26, 2001 which provide that, for a period specified by CombinatoRx and an underwriter following the effective date of a registration statement for CombinatoRx common stock, they will not directly or indirectly sell, offer to sell, contract to sell, grant any options to purchase or otherwise transfer or dispose of any securities they hold.

COMPARATIVE STOCK PERFORMANCE GRAPH

The comparative stock performance graph below compares the cumulative total stockholder return (assuming reinvestment of dividends, if any) from investing $100 on November 9, 2005, the date on which CombinatoRx common stock was first publicly traded, and plotted at the close of the last trading day of the fiscal year ended December 31, 2005, in each of (i) CombinatoRx common stock, (ii) the Nasdaq National Stock Market Index of U.S. Companies, which is referred to as the Nasdaq Stock Market (US) Index, and (iii) the Nasdaq National Stock Market Biotechnology Index, which is referred to as the Nasdaq Biotechnology Index; except, in the case of the Nasdaq Stock Market (US) Index and the Nasdaq Biotechnology Index, the stock performance graph below reflects an investment date of October 31, 2005.

COMPARISON OF CUMULATIVE TOTAL RETURN*
AMONG COMBINATORX, INCORPORATED, THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE NASDAQ BIOTECHNOLOGY INDEX

*                    $100 invested on 11/9/05 in stock or on 10/31/05 in index-including reinvestment of dividends. Fiscal year ending December 31.

	Cumulative Total Return
	11/9/05	11/05	12/05
COMBINATORX, INCORPORATED	100.00	97.45	104.20
NASDAQ STOCK MARKET (U.S.)	100.00	105.66	104.18
NASDAQ BIOTECHNOLOGY	100.00	106.40	109.44

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires CombinatoRx’s directors, certain of its officers and persons who own more than 10% of CombinatoRx’s common stock to file reports of ownership of, and transactions in, CombinatoRx’s Common Stock with the Securities and Exchange Commission. Based on CombinatoRx’s review of the reports it has received, CombinatoRx believes that all of its directors, officers and persons owning more than 10% of CombinatoRx’s Common Stock complied with all reporting requirements applicable to them with respect to transactions in the fiscal year ended December 31, 2005, except Dr. McAllister’s Form 3 and 4 was not filed on a timely basis after out initial public offering.

PROPOSAL 2:  AMENDMENT TO 2004 INCENTIVE PLAN

Our Board of Directors believes that the continued growth and success of CombinatoRx depends, in large part, on our ability to maintain a competitive position in attracting, retaining and motivating key employees with experience and ability. CombinatoRx is currently authorized to issue up to 1,714,286 shares of common stock (subject to adjustment in the event of stock splits and other similar events) pursuant to awards granted under the 2004 Incentive Plan. As of March 31, 2006, there were 1,075,857 shares subject to outstanding options at a weighted average exercise price of $9.06 per share, 185,000 shares outstanding as restricted stock and 638,429 shares available for future grant under the 2004 Incentive Plan. On April 6, 2005, the last reported sale price of CombinatoRx common stock on the Nasdaq National Market was $11.05 per share.

Accordingly, on March 22, 2006, based on the recommendation of the Compensation Committee, the Board of Directors adopted, subject to stockholder approval, an amendment to the 2004 Incentive Plan to amend the 2004 Incentive Plan as follows:

•       To increase the number of shares of common stock available for issuance under the 2004 Incentive Plan by 2,000,000 shares (subject to adjustment in the event of stock splits and other similar events);

•       To provide for an “evergreen provision” that allows for an annual increase in the number of shares of common stock available for issuance under the 2004 Incentive Plan, which annual increase will be added on the first day of each fiscal year from 2007 through 2011, inclusive, and will be equal to the least of (i) 2,000,000 shares of common stock, (ii) 4% of the outstanding shares on that date or (iii) such lesser amount determined by the Board of Directors;

•       To provide for a aggregate limit of 10,000,000 shares issuable pursuant to incentive stock options under the 2004 Incentive Plan; and

•       To expand the performance criteria based on which certain performance-based awards may be granted.

The full text of the amended and restated 2004 Incentive Plan, incorporating, among other things, each of these changes is attached as Appendix C.

In order for certain performance-based awards granted under the 2004 Incentive Plan to comply with an exemption for qualified performance-based compensation under Section 162(m) of the Code after the 2006 Annual Meeting of Stockholders, the CombinatoRx stockholders must approve the expanded definition of the performance criteria based on which such performance-based awards may be granted. If the CombinatoRx stockholders do not vote to approve this expanded definition of performance criteria, such awards (if made) will not qualify for this exemption. Even if the CombinatoRx stockholders do vote to approve the expanded definition of performance criteria, however, performance-based awards granted under the 2004 Incentive Plan will only be treated as qualified performance-based compensation under Section 162(m) if the grant of such awards complies with all other requirements of Section 162(m). There can be no assurance that compensation attributable to awards granted under the 2004 Incentive Plan will be treated as qualified performance-based compensation under Section 162(m).

Summary of the 2004 Incentive Plan

The following is a summary of the material provisions of the 2004 Incentive Plan.

History

The 2004 Incentive Plan was initially adopted by the CombinatoRx Board of Directors in December 2004 and approved by the CombinatoRx stockholders in December 2004, in each case to become effective upon the completion of our initial public offering, which occurred on November 9, 2005.

Description of Awards

The 2004 Incentive Plan provides for the grant of options intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code, nonstatutory stock options, restricted stock awards and other stock-based awards as the Compensation Committee of the Board of Directors may determine.

Incentive Stock Options and Nonstatutory Stock Options

Optionees receive the right to purchase a specified number of shares of common stock at a specified option price and subject to any other terms and conditions specified in connection with the option grant. CombinatoRx may grant options at an exercise price equal to or greater than the fair market value of CombinatoRx common stock on the date of grant. Under present law, incentive stock options and options intended to qualify as performance-based compensation under Section 162(m) of the Code may not be granted to optionees holding more than 10% of the voting power of all shares of CombinatoRx capital stock at an exercise price less than 110% of the fair market value of CombinatoRx common stock on the date of grant.

The 2004 Incentive Plan permits the Compensation Committee to determine how optionees may pay the exercise price of their options, including through payment by cash, check, surrender to us of shares of common stock owned for at least six months, by delivery to CombinatoRx of a promissory note, such other lawful consideration as the Board of Directors may determine or by any combination of the permitted forms of payment. In addition, options may be exercised by delivery to CombinatoRx of an irrevocable and unconditional undertaking of or instruction to a creditworthy broker to promptly deliver the exercise price to CombinatoRx. The term of each option is fixed by the Board of Directors and may not extend more than ten years from the date of grant.

Restricted Stock Awards

Restricted stock awards entitle recipients to acquire shares of CombinatoRx common stock, subject to CombinatoRx’s right to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable award are not satisfied prior to the end of the applicable restriction period or periods established for such award.

Other Stock-Based Awards

Under the 2004 Incentive Plan, the Compensation Committee has the right to grant other awards based upon CombinatoRx common stock having such terms and conditions as the Compensation Committee may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into CombinatoRx common stock and the grant of stock appreciation rights.

Adjustments

In the event of any consolidation, merger, sale of substantially all of the Company’s assets or a dissolution or liquidation, the following rules will apply except as otherwise provided in an award:

•       If there is a surviving or acquiring entity, the Compensation Committee may arrange to have that entity (or an affiliate) assume outstanding awards or grant substitute awards on such terms and conditions as the Compensation Committee determines.

•       If there is no assumption or substitution, each award requiring exercise will become fully exercisable, and delivery of shares of stock deliverable under each outstanding award will be accelerated and such shares will be issued prior to the transaction on a basis that gives the holder of the award a reasonable opportunity, as determined by the Compensation Committee, following exercise of the award or the delivery of the shares, as the case may be, to participate in the transaction as a stockholder. Any shares of stock so issued with respect to an award, in the discretion of the Compensation Committee, may contain such restrictions as the Compensation Committee deems appropriate to reflect any performance or other vesting conditions to which the award was subject. All such awards will terminate upon consummation of such transaction.

Eligibility to Receive Awards

Combinatorx’s employees, officers, directors, consultants and advisors are eligible to receive awards under the 2004 Incentive Plan. As of March 31, 2006, approximately 105 persons were eligible to receive awards under the 2004 Incentive Plan, including our seven executive officers and seven non-employee directors. The granting of awards under the 2004 Incentive Plan is discretionary, and CombinatoRx cannot now determine the number or type of awards to be granted in the future to any particular person or group. Under present law, however, incentive stock options may only be granted to employees of CombinatoRx and its subsidiaries. Under the 2004 Incentive Plan, no participant may receive any award for more than 1,657,142 shares in any calendar year. The maximum amount payable to any person in any year under cash awards will be $5,000,000.

Administration

The 2004 Incentive Plan is administered by the Compensation Committee of the Board of Directors or by such persons to whom the Compensation Committee may delegate such administration. The Compensation Committee has the authority to grant awards, including awards to executive officers, and to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2004 Incentive Plan and to interpret the provisions of the 2004 Incentive Plan. In addition, the Compensation Committee may delegate authority under the 2004 Incentive Plan to one or more of CombinatoRx executive officers, provided that the Board of Directors shall fix the terms of the awards as well as the maximum number of shares subject to awards that the executive officer may grant. Subject to any applicable limitations contained in the 2004 Incentive Plan, the Compensation Committee, or if applicable, one or more executive officers to whom authority has been granted under the 2004 Incentive Plan, selects the recipients of awards and determines:

•       the number of shares of common stock covered by options and the dates upon which such options become exercisable;

•       the exercise price of options;

•       the duration of options (not to exceed ten years);

•       the conditions and limitations applicable to the exercise of each option; and

•       the number of shares of common stock subject to any restricted stock award and the terms and conditions of those awards.

Amendment or Termination

The Compensation Committee may amend the 2004 Incentive Plan or an outstanding award at any time, although shareholder approval is required to make effective certain amendments that implicate Sections 162(m) and 422 of the Code. However, the terms of an outstanding award may not be altered in a way adverse to the participant without the participant’s consent. The Company also may at any time terminate the 2004 Incentive Plan as to any future grants of awards. Unless earlier terminated, the 2004 Incentive Plan will terminate on December 8, 2014, but previously granted awards may continue in accordance with their terms.

Federal Income Tax Consequences

The following is a brief summary description of the federal income tax consequences of the 2004 Incentive Plan, based on the law as in effect on the date of this Proxy and on administrative and judicial interpretations of the law as of that date. The following summary does not address other federal taxes, including employment and estate taxes, nor does it address state, local or non-U.S. tax consequences. Recipients of awards under the 2004 Incentive Plan are advised to consult their personal tax advisors with regard to all tax consequences arising with respect to their awards.

The 2004 Incentive Plan is not qualified or intended to be qualified under Section 401(a) of the Internal Revenue Code.

Significant federal income tax effects of participation in the 2004 Incentive Plan.

Stock Options

In general, the grant of a stock option does not itself result in taxable income. Taxable income also does not result merely because a stock option becomes exercisable. However, an option recipient may have taxable income when an option recipient exercises a stock option and may have further tax consequences when an option recipient disposes of any common stock purchased upon exercise.

Non-ISOs—When an option recipient exercises a non-ISO, the option recipient realizes ordinary income equal to the excess of the value of the stock purchased over the exercise price. This excess is sometimes referred to as the “option spread”. Any subsequent sale of shares purchased upon exercise of a non-ISO may result in a capital gain or loss. When an option recipient sells stock at a loss, the option recipient is generally entitled to claim a loss for tax purposes, although the tax rules do not allow a loss on so-called wash sales and sales to certain related parties—for example, a family member. The amount of gain or loss recognized on any sale will depend on an option recipient’s tax basis in the underlying common stock. Where the stock option exercise price is paid entirely in cash (including cash paid by a broker in connection with a “cashless” exercise), an option recipient’s tax basis is the amount of cash paid plus any additional ordinary income realized upon exercise of the stock option.

ISOs—Different rules apply to ISOs. An option recipient does not have ordinary income upon exercise of an ISO. However, exercise of an ISO increases an option recipient’s alternative minimum taxable income by an amount equal to the option spread. This increase may give rise to an alternative minimum tax liability. Whether exercise of an ISO gives rise to an alternative minimum tax liability will turn on a number of factors, including the size of the option spread relative to an option recipient’s overall income. The rules for determining alternative minimum tax liability require an option recipient to compute alternative minimum taxable income in excess of certain exemption amounts and then apply the applicable alternative minimum tax rate. If the resulting tax amount is greater than the tax computed under the ordinary method, an option recipient would owe the alternative minimum tax. If an option recipient is required to pay the alternative minimum tax by reason of exercising an ISO, an option recipient may be able to credit a portion of the alternative minimum tax against the option recipient’s regular tax liability in subsequent years.

Shares purchased upon exercise of an ISO are subject to special tax holding rules. If an option recipient holds ISO shares for at least two years from the date the stock option was granted to the option recipient and at least one year after it is exercised, any gain or loss that is recognized for tax purposes upon a subsequent sale of the shares will be treated as a long-term capital gain or loss. However, a disposition of ISO shares within either of these special holding periods, a so-called “disqualifying disposition”, will have the following consequences:

•       The disqualifying disposition will produce ordinary income. The general rule is that a person must include as ordinary income, in the year of the disposition, an amount equal to the option spread at the time of exercise. A special rule limits an option recipient’s ordinary income to an option recipient’s gain, if any, on the sale where the shares are sold for less than what they were worth at the time of exercise. This special rule does not apply where the sale is to a related party and in certain other circumstances, nor does it apply where an option recipient dispose of the shares other than by sale, for example, by gifting them to charity. Any additional gain recognized in a sale will be treated as long-term capital gain if an option recipient’s capital gain holding period in the shares is greater than one year; otherwise it will be treated as short-term capital gain that is taxable at rates applicable to ordinary income.

•       A disqualifying disposition of shares received upon exercise of an ISO that takes place in the same year as the increase in alternative minimum tax income attributable to the ISO exercise has the effect of eliminating the alternative minimum tax income attributable to the exercise.

Except for alternative minimum tax purposes, an option recipient’s “tax basis” in ISO shares, used in measuring any capital gain or loss upon a sale or exchange, will include any ordinary income realized by reason of a disqualifying disposition.

The rules described above for ISOs assume that an option recipient exercises the ISO while an employee of the Company or within three months following termination of the option recipient’s employment (one year following termination, if termination occurred by reason of total and permanent disability), even if an option recipient continues in service for the Employer in a non-employee capacity. If an option recipient exercises an ISO after the expiration of these periods, the stock option will be treated for tax purposes as a non-ISO. ISOs granted to an option recipient under plans of the Company are also treated as non-ISOs for tax purposes to the extent that, in the aggregate, they first become exercisable in any calendar year for shares of stock having a fair market value, determined at time of grant, in excess of $100,000.

Restricted Stock

If an individual is awarded or purchases shares of restricted stock, the individual normally does not have income until the restriction (the risk of forfeiture) lapses. When the risk of forfeiture lapses, the individual will have ordinary income equal to the excess of the fair market value of the shares at that time over the purchase price, if any.

An individual that is awarded or purchases restricted stock may make a special election under Section 83(b) of the Internal Revenue Code to be taxed on restricted stock at the time it is acquired rather than later, when the substantial risk of forfeiture lapses. The so-called “83(b) election” must be made not later than thirty (30) days after the transfer of the shares to the individual and must satisfy certain other requirements. If the individual makes an effective 83(b) election, the individual will realize ordinary income equal to the fair market value of the shares as of the time of acquisition, less any price paid for the shares. Fair market value for this purpose is to be determined without regard to the forfeiture restrictions. If an individual makes an effective 83(b) election, no additional income will result by reason of the lapsing of the restrictions.

For purposes of determining capital gain or loss on a sale of stock awarded to an individual, the individual’s holding period in the shares begins when the individual realizes taxable income with respect to the transfer. An individual’s tax basis in the shares equals the amount paid for the shares plus any income realized with respect to the transfer. However, if an individual makes an effective 83(b) election in connection with an award or purchase of stock subject to a substantial risk of forfeiture and later forfeits the shares, the individual’s tax loss realized as a result of the forfeiture is limited to the excess of what the individual paid for the shares (if anything) over the amount (if any) reimbursed in connection with the forfeiture.

Deferred Stock

A promise by the Company to transfer shares of stock to an individual in the future does not itself result in taxable income to an individual. When an individual actually acquires the shares of stock, unless the shares are restricted, an individual will have ordinary income equal to the value of the shares at that time. If the shares delivered to an individual are restricted for tax purposes, an individual will instead be subject at that time to the rules described above for restricted stock.

Performance-Based Awards

No special tax consequences to an individual follow from the use of performance criteria. Where stock is transferred upon the satisfaction of specified performance goals, an individual will have ordinary income equal to the value of the shares at that time unless the stock is restricted stock. If the shares delivered to an individual are shares of restricted stock, or if restrictions on previously awarded shares of restricted stock are lifted in connection with the satisfaction of performance criteria, the rules described above for restricted stock will apply.

Stock Appreciation Rights

The grant of a stock appreciation right does not itself result in taxable income, nor does taxable income result merely because a stock appreciation right becomes exercisable. In general, if an individual exercises a stock appreciation right for shares of stock or receives payment in cancellation of a stock appreciation right an individual will have ordinary income equal to the amount of any cash and the fair market value of any stock received.

Withholding

Under the 2004 Incentive Plan, the Compensation Committee may make such provision for the withholding of taxes as it deems necessary. The Compensation Committee may, but need not, hold back shares of stock from an award or permit an individual to tender previously owned shares of stock in satisfaction of tax withholding requirements. If an award is made to an individual in connection with employment, any ordinary compensation income resulting from transfers of cash or stock under the award will generally be subject to tax withholding. However, the ordinary income associated with a disqualifying disposition of ISO shares is not subject to withholding.

Other tax considerations.

Deferred Compensation Rules

Arrangements under the 2004 Incentive Plan may involve the payment, or commitment to pay, deferred compensation subject to special rules under the Internal Revenue Code. Awards that are subject to but fail to comply with the formal and operational requirements of these rules will be subject to a 20% excise tax, in addition to ordinary income tax, as well as, in some cases, to interest charges. Failure to comply with these rules may also result in an acceleration of the timing of income inclusion in respect of such awards for income tax purposes. With certain exceptions, awards of restricted stock and stock options with an exercise price that can never be less than the fair market value of the common stock subject to the option at the time of grant will be exempt from these rules. Other types of awards, however, if granted, such as deferred stock awards, would have to comply with these rules. The Compensation Committee intends to administer any award resulting in a deferral of compensation subject to these rules consistent with the requirements of the rules to the maximum extent possible, as determined by the Compensation Committee. However, neither the Company nor the Compensation Committee, nor any person affiliated with or acting on behalf of the Company or the Compensation Committee, will be liable to any participant or to the estate or beneficiary of any participant by reason of any acceleration of income, or any additional tax or interest penalties, resulting from the failure of an award to satisfy the requirements of these rules.

162(m) Issues

The Internal Revenue Code limits to $1 million the deduction a public corporation may claim in any year for compensation paid to any of its chief executive officer and four other most highly compensated named executive officers, subject to a number of exceptions. In general, the $1 million deduction limit does not apply to certain stock option grants awarded under stockholder approved plans or to other qualifying performance-based awards. Stock options awarded under the 2004 Incentive Plan, assuming an exercise price not less than fair market value on the date of grant, are intended to be eligible for this exception. The 2004 Incentive Plan is also designed to enable the Company to grant other performance-based awards that will be exempt for purposes of the $1 million deduction limitation rule.

Golden Parachute Rules

The Internal Revenue Code also imposes an additional twenty (20%) tax on, and denies a deduction for, certain payments in the nature of compensation that are made in connection with a change in control (“change in control payments”). These tax consequences, where applicable, apply to change in control payments that exceed an individual’s “base amount”, generally, the average annual taxable compensation of the individual determined over the preceding five years. They do not apply where an individual’s total change in control payments are less than three times his or her base amount. The grant or vesting of awards under the 2004 Incentive Plan, to the extent contingent, or presumed under applicable Internal Revenue Code rules to be contingent, upon a change in control of the Company, may be required to be taken into account as change in control payments, whether or not they result in currently taxable income.

Company Deductions

In general, a deduction will be available to the Company for any ordinary compensation income realized by a participant under an award. The deduction will be available in the same year as that in which the participant realizes the income for income tax purposes.

In general, the Company is not entitled to a deduction for any dividends paid to its stockholders. However, if stock has been transferred under the 2004 Incentive Plan subject to a substantial risk of forfeiture, and if no effective 83(b) election has been made, dividends on the stock would be treated as deductible compensation until such time as the substantial risk of forfeiture lapses.

Securities Authorized For Issuance Under Equity Compensation Plans

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants or Rights(1)	Weighted Average Exercise Price of Outstanding Options, Warrants or Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plan (Excluding Securities Reflected in Column (a))(1)
	(a)	(b)	(c)
Equity compensation plans approved by security holders	3,585,876	$3.22	958,177
Equity compensation plans not approved by security holders	—	—	—
Total	3,585,876	$3.22	958,177

(1)          As of December 31, 2005.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE

FOR

THE APPROVAL OF THE AMENDMENT TO THE 2004 INCENTIVE PLAN

(ITEM 2 ON YOUR PROXY CARD)

PROPOSAL 3:  RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The firm of Ernst & Young LLP, independent auditors, has been selected by the Audit Committee as auditors for CombinatoRx for the fiscal year ending December 31, 2006. Ernst & Young LLP acted as independent auditors for CombinatoRx for the year ended December 31, 2005. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if he or she desires and to respond to appropriate questions.

CombinatoRx’s organizational documents do not require that the stockholders ratify the selection of Ernst & Young LLP as CombinatoRx’s independent auditors. CombinatoRx requests such ratification as a matter of good corporate practice. If the stockholders do not ratify the selection, the Audit Committee will reconsider whether to retain Ernst & Young LLP, but still may retain them. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of CombinatoRx and its stockholders.

The Audit Committee, or a designated member thereof, pre-approves each audit and non-audit service rendered by Ernst & Young LLP to CombinatoRx pursuant to CombinatoRx’s Audit and Non-Audit Pre-Approval Policy.

The following table shows information about fees paid by CombinatoRx to Ernst & Young LLP during the fiscal years ended December 31, 2005 and 2004.

	Fiscal Year 2005	Percentage of 2005 Services Approved by Audit Committee(1)	Fiscal Year 2004	Percentage of 2004 Services Approved by Audit Committee(1)
Audit Fees(2)	$575,541	24.3%	$287,391	—%
Audit-related Fees.	$—	—%	$—	—%
Tax Fees(3)	$5,775	—%	$4,040	—%
All Other Fees	$—	—%	$—	—%
Total Fees	$581,316	24.0%	$291,431	—%

(1)          The Company went public on November 9, 2005 and did not perform Audit Committee preapproval processes for services provided by independent auditors before that time.

(2)          Audit fees in 2005 include fees in the amount of $435,755 for the Company’s registration statements on Form S-1, related comfort letters, consents and responding to SEC comment letters.

(3)          Tax fees include consultation on tax matters related to CombintoRx (Singapore) Pte. Ltd. and other tax planning and advice.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE

FOR

THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS COMBINATORX’S INDEPENDENT AUDITORS

(ITEM 3 ON YOUR PROXY CARD)

CODE OF ETHICS AND CONDUCT AND CORPORATE GOVERNANCE GUIDELINES

CombinatoRx has adopted a Code of Ethics and Conduct for its directors, officers and employees, including its Chief Executive Officer, Chief Financial Officer and Controller (or persons performing an equivalent function). A copy of CombinatoRx’s Code of Ethics and Conduct may be accessed free of charge by visiting CombinatoRx’s website at www.combinatorx.com and going to the “Investors—Corporate Governance” section or by requesting a copy in writing from Jason F. Cole, Secretary at CombinatoRx’s offices. CombinatoRx intends to post on its website any amendment to, or waiver under, a provision of the Code of Ethics that applies to its Chief Executive Officer, Chief Financial Officer or Controller (or persons performing an equivalent function) within four business days following the date of such amendment or waiver.

A copy of CombinatoRx’s Corporate Governance Guidelines may also be accessed free of charge by visiting CombinatoRx’s website at www.combinatorx.com and going to the “Investors—Corporate Governance” section or by requesting a copy from Jason F. Cole, Secretary at CombinatoRx’s offices.

POLICIES ON REPORTING OF CONCERNS REGARDING ACCOUNTING AND OTHER MATTERS AND ON COMMUNICATING WITH NON-MANAGEMENT DIRECTORS

The Board of Directors and the Audit Committee have adopted policies on reporting concerns regarding accounting and other matters and on communicating with the Non-Management Directors. Any person, whether or not an employee, who has a concern about the conduct of CombinatoRx, or any of its people, including with respect to accounting, internal accounting controls or auditing matters, may, in a confidential or anonymous manner, communicate that concern to Mr. Frank Haydu, the chairperson of the Audit Committee, who is the designated contact for these purposes. Contact may be made by writing to him care of the Audit Committee at CombinatoRx’s offices at 245 First Street, Sixteenth Floor, Cambridge, MA 02142, by email at frankhaydu@yahoo.com or by calling him at (617) 244-5521. Any interested party, whether or not an employee, who wishes to communicate directly with the presiding director of the executive sessions of our Non-Management Directors, or with our Non-Management Directors as a group, also may contact Mr. Haydu using one of the above methods.

STOCKHOLDER PROPOSALS

Stockholders who wish to present proposals for inclusion in CombinatoRx’s proxy materials for the 2007 Annual Meeting of Stockholders may do so by following the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934 and CombinatoRx’s By-laws. To be eligible, the stockholder proposals must be received by the Secretary of CombinatoRx on or before December 19, 2006.

Under CombinatoRx’s current By-laws, proposals of business and nominations for directors other than those to be included in CombinatoRx’s proxy materials following the procedures described in Rule 14a-8 may be made by stockholders entitled to vote at the meeting if notice is timely given and if the notice contains the information required by the By-laws. Except as noted below, to be timely a notice with respect to the 2007 Annual Meeting of Stockholder must be delivered to the Secretary of CombinatoRx no earlier than March 3, 2007 and no later than April 2, 2007, unless the date of the 2007 Annual Meeting is advanced or delayed by more than thirty (30) days from the anniversary date of the 2006 Annual Meeting, in which event the By-laws provide different notice requirements. Any proposal of business or nomination should be mailed to: Jason F. Cole, Secretary, CombinatoRx, Incorporated, 245 First Street, Sixteenth Floor, Cambridge, Massachusetts 02142.

WHERE YOU CAN FIND MORE INFORMATION

CombinatoRx files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements, or other information that CombinatoRx files at the SEC’s public reference room at the following location: 100 F Street, N.E., Washington, D.C. 20549.

Please call the SEC at 1-800-732-0330 for further information on the public reference room. CombinatoRx’s SEC filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov.

The SEC allows CombinatoRx to “incorporate by reference” information into this document, which means that CombinatoRx can disclose important information to you by referring to another document filed separately with the SEC. The information incorporated by reference is deemed to be a part of this document, except for any information superseded by information contained directly in this document. CombinatoRx’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 (which Annual Report accompanies this Proxy Statement) was previously filed by CombinatoRx and is incorporated by reference in this Proxy Statement. CombinatoRx also incorporates by reference any documents that it may file with the SEC between the time this Proxy Statement is sent to stockholders and the date of the Meeting.

CombinatoRx may have sent to you some of the documents incorporated by reference, but you can obtain any of them through CombinatoRx, the CombinatoRx website at www.combinatorx.com, the SEC or the SEC’s website described above. Documents incorporated by reference are available from CombinatoRx without charge, including exhibits. Stockholders may obtain documents incorporated by reference into this document by requesting them in writing or by telephone at the following address and telephone number:

CombinatoRx, Incorporated
245 First Street
Sixteenth Floor
Cambridge, Massachusetts  02142
(617) 301-7000
Attention: Jason F. Cole, Secretary

If you would like to request documents from CombinatoRx, please do so promptly in order to receive timely delivery of such documents prior to the Meeting.

You should rely on the information contained or incorporated by reference in this document to vote your shares at the Meeting. CombinatoRx has not authorized anyone to provide you with information that is different from what is contained in this document. This document is dated April 19, 2006. You should not assume that the information contained in this document is accurate as of any date other than that date, and the mailing of this document to stockholders at any time after that date does not create an implication to the contrary. This Proxy Statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make such proxy solicitations in such jurisdiction.

FORM 10-K

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2005 as filed with the Securities and Exchange Commission has been mailed with this Proxy Statement and is available without charge by writing to:

CombinatoRx, Incorporated
245 First Street
Sixteenth Floor
Cambridge, Massachusetts  02142
(617) 301-7000
Attention: Jason F. Cole, Secretary

IMPORTANT NOTICE REGARDING DELIVERY OF SHAREHOLDER DOCUMENTS

In accordance with a notice sent to certain shareholders of CombinatoRx common stock who share a single address, only one copy of this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2005 is being sent to that address unless CombinatoRx has received contrary instructions from any shareholder at that address. This practice, known as “householding,” is designed to reduce CombinatoRx’s printing and postage costs. However, if any shareholder residing at such an address wishes to receive a separate copy of this Proxy Statement or our Annual Report on Form 10-K for the fiscal year ended December 31, 2005, he or she may contact CombinatoRx, Incorporated, 245 First Street, Sixteenth Floor, Cambridge, Massachusetts 02142, Attention: Jason F. Cole, Secretary Tel: (617) 301-7000, and CombinatoRx will deliver those documents to such shareholder promptly upon receiving the request. Any such shareholder may also contact Jason F. Cole, Secretary, using the above contact information if he or she would like to receive separate proxy statements and annual reports in the future. If you are receiving multiple copies of our annual report and proxy statement, you may request householding in the future by contacting Jason F. Cole, Secretary.

OTHER BUSINESS

The Board of Directors knows of no business to be brought before the Annual Meeting which is not referred to in the accompanying Notice of Annual Meeting. Should any such matters be presented, the persons named in the proxy shall have the authority to take such action in regard to such matters as in their judgment seems advisable. If you hold shares through a broker, bank or other nominee as described above, they will not be able to vote your shares on any other business that comes before the Annual Meeting unless they receive instructions from you with respect to such matter.

APPENDIX A

DIRECTIONS TO 245 FIRST STREET, CAMBRIDGE, MASSACHUSETTS

CombinatoRx, Incorporated
Corporate Headquarters
245 First Street
Sixteenth Floor
Cambridge, Massachusetts
(617) 301 7000

Directions from the MBTA Public Transportation

•       Take the Red Line to Kendall Square.

•       When exiting the “T,” turn so that you are walking toward Boston. You should see a silver globe in the middle of a small park directly across from the Kendall Square Post Office.

•       Cross the road (the intersection of Broadway and Third) and turn right so that you continue to walk toward Boston.

•       After you pass the One Main Street building, follow the sidewalk to the left, and walk over the small bridge. This puts you on First Street.

•       After you pass the One Main Street building on the left, follow the sidewalk, and take a left over a small bridge. This is First Street.

•       Take a left onto Athenaeum Street, our building is 245 First Street, a brick building on the left.

Directions from Logan Airport

•       When exiting Logan airport, take Route 1A South through the Callahan/Sumner Tunnel to Boston. Stay in the left lane.

•       After you go through the tunnel, remaining in the left lane, go up the ramp and take your second right to Route 93 North.

•       Take Exit 26 to Somerville/Cambridge/Back Bay/Storrow Drive. You will now be on Storrow Drive.

•       Stay to your left and take the first exit to Charles Street/Beacon Hill/Kendall Square and bear to the right.

•       Take your first right onto the Longfellow Bridge, heading over the Charles River.

•       At the first set of lights, take a right onto Third Street. Go down Third Street about 1/4 of a mile, and take a right Athenaeum Street, our building is 245 First Street, a brick building on the right.

Directions from the Massachusetts Turnpike

•       Take the Mass Pike heading East. Exit to the left at Exit 18, Allston/Cambridge.

•       Follow the signs to Cambridge/Somerville (the Doubletree Hotel is on your right). Go over the River Street Bridge (over the Charles River) and take an immediate right onto Memorial Drive.

•       Go past Harvard and MIT (on your left).

•       At the first fork, bear left and go under the Mass. Ave. bridge.

•       At the second fork bear right. (Do not take the Downtown Boston exit.) Continue on Memorial Drive until you come to a traffic light.

A-1

•       Take a left at the light onto Binney Street. Go through a set of lights, and take your next left onto Second Street.

•       Take a left onto Athenaeum Street, our building is 245 First Street, a brick building on the right.

Directions from I-93 North

•       Take I-93 North to Exit 26 Somerville/Cambridge/Back Bay /Storrow Drive. You will now be on Storrow Drive.

•       Stay to your left and take the first exit to Charles Street/Beacon Hill/Kendall Square and bear to the right.

•       At the first set of lights, take a right onto Third Street. Go down Third Street about 1/4 of a mile, and take a right Athenaeum Street, our building is 245 First Street, a brick building on the right.

Directions from I-93 South

•       Take I-93 South to Exit 26 Somerville/Cambridge/Back Bay /Storrow Drive. You will now be on Storrow Drive.

•       Stay to your left and take the first exit to Charles Street/Beacon Hill/Kendall Square and bear to the right.

•       Take your first right onto the Longfellow Bridge, heading over the Charles River.

•       At the first set of lights take a right onto Third Street. Go down Third Street about 1/4 of a mile, and take a right onto Linskey Way.

•       Take the first right onto Second Street.

•       Take a left onto Athenaeum Street, our building is 245 First Street, a brick building on the right.

Directions from Route 2

•       Follow Route 2 to the end.

•       Take a right at the lights. The Alewife Red Line “T” station is on your right. Go over the bridge. Shopping centers are on your left and right. You will come to a rotary.

•       Stay to the left around the rotary, and then go straight. You will quickly come to another rotary.

•       Bear to the right around this rotary.

•       Go straight through three sets of lights. After the third set of lights, stay to the left.

•       At the fourth set of lights, take a left onto Memorial Drive. Continue on Memorial Drive. The Charles River is on your right.

•       Go past Harvard and MIT (on your left).

•       At the first fork, bear left and go under the Mass. Ave. bridge.

•       At the second fork bear right. (Do not take the Downtown Boston exit.)  Continue on Memorial Drive until you come to a traffic light.

•       Take a left at the light onto Binney Street. Go through a set of lights, and take your next left onto Second Street.

•       Take a left onto Athenaeum Street, our building is 245 First Street, a brick building on the right.

A-2

APPENDIX B

CHARTER OF THE AUDIT COMMITTEE
OF THE
BOARD OF DIRECTORS
OF
COMBINATORX, INCORPORATED

1.   Purpose.   The purpose of the Audit Committee (the “Committee”) shall be to (a) appoint, oversee and replace, if necessary, the independent auditor, (b) assist the Board of Director’s oversight of (i) the preparation of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications and independence, and (iv) the performance of the Company’s internal audit function and independent auditor; and (c) prepare the report the SEC rules require be included in the Company’s annual proxy statement.

2.   Composition of the Audit Committee.   The Committee shall consist of not less than three board members appointed by the Board of Directors of the Company. Committee members may be removed by the Board of Directors in its discretion. Each member of the Committee shall satisfy the independence requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and The Nasdaq Stock Market, Inc. (“Nasdaq”) as such requirements are interpreted by the Board of Directors in its business judgment, and the Board of Directors shall annually review the Committee’s compliance with such requirements. Members of the Committee shall be able to read and understand financial statements. The Committee shall also include at least one member who is an “Audit Committee Financial Expert” as defined by the Sarbanes-Oxley Act or who has the requisite knowledge and experience with accounting as required by the Nasdaq listing rules.

3.   Meetings of the Audit Committee.   The Committee shall hold regularly scheduled meetings and such special meetings as circumstances dictate. It shall meet separately, at least quarterly, with management, with the internal auditors (or other personnel responsible for the internal audit function), and with the independent auditor to discuss results of examinations, or discuss any matters that the Committee or any of these persons or firms believe should be discussed privately. The Committee shall report regularly to the Board of Directors.

4.   Responsibilities of the Audit Committee.   The function of the Committee is oversight. While the Committee has the responsibilities set forth in this charter, it is not the responsibility of the Committee to plan or conduct audits, to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles, or to assure compliance with laws, regulations or any internal rules or policies of the Company. This is the responsibility of management. The independent auditor is responsible for performing independent audits of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and for issuing reports thereon. The Committee has direct and sole responsibility for the appointment, compensation, oversight and replacement, if necessary, of the independent auditor, including the resolution of disagreements between management and the auditor regarding financial reporting. Each member of the Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the Company that it receives information from and (ii) the accuracy of the financial and other information provided to the Committee by such persons or organizations absent actual knowledge to the contrary (which shall be promptly reported to the Board of Directors).

5.   Duties and Proceedings of the Audit Committee.   The Committee shall assist the Board of Directors in fulfilling its oversight responsibilities by accomplishing the following:

5.1.   Retention and Oversight of Independent Auditor.

(a)    Annually evaluate, determine the selection of, and if necessary, determine the replacement of or rotation of, the independent auditor.

(b)   Approve or pre-approve all auditing services (including comfort letters and statutory audits) and all permitted non-audit services by the auditor.

(c)    Review, evaluate and discuss formal reports, at least annually, from the independent auditor regarding the auditor’s independence, including a delineation of all relationships between the auditor and the Company; and recommend to the Board of Directors actions to satisfy the Board of the independence of the auditor.

5.2.   Oversight of Audit Process and Company’s Legal Compliance Program.

(a)    Review with internal auditors and independent auditor the overall scope and plans for audits, including authority and organizational reporting lines and adequacy of staffing and compensation. Review with internal auditors and independent auditor any difficulties with audits and managements’ response.

(b)   Review and discuss with management, internal auditors and independent auditor the Company’s system of internal control, its financial and critical accounting practices, and policies relating to risk assessment and management.

(c)    Receive and review reports of the independent auditor discussing 1) all critical accounting policies and practices used in the preparation of the Company’s financial statements, 2) all alternative treatments of financial information within generally accepted accounting principles (“GAAP”) that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor, and 3) other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

(d)   Discuss with management and independent auditor any changes in Company’s critical accounting principles and the effects of alternative GAAP methods, off-balance sheet structures and regulatory and accounting initiatives.

(e)    Review and discuss with management and the independent auditor the annual and quarterly financial statements and MD&A of the Company prior to the filing of the Company’s Annual Report on Form 10 K and Quarterly Reports on Form 10 Q. Discuss results of the annual audit and quarterly review and any other matters required to be communicated to the committee by the independent auditor under generally accepted auditing standards. Discuss with management and independent auditor their judgment about the quality of accounting principles, the reasonableness of significant judgments, including a description of any transactions as to which the management obtained Statement on Auditing Standards No. 50 letters, and the clarity of disclosures in the financial statements, including the Company’s disclosures of critical accounting policies and other disclosures under “Management’s Discussion and Analysis of Financial Conditions and Results of Operations.”

(f)    Review material pending legal proceedings involving the Company and other contingent liabilities.

(g)    Receive from the CEO and CFO a report of all significant deficiencies and material weaknesses in the design or operation of internal controls, and any fraud that involves management or other employees who have a significant role in the company’s internal controls.

(h)   Discuss with independent auditor the matters required to be communicated to audit committees in accordance with Statement on Auditing Standards No. 61.

(i)    Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submissions by employees of concerns regarding questionable accounting or accounting matters.

5.3.   Other Responsibilities.

(a)    Review the adequacy of this audit committee charter annually and submit charter to Board of Directors for approval.

(b)   Prepare report for inclusion in the Company’s annual proxy statement as required by the rules of the Securities and Exchange Commission.

(c)    Put in place an appropriate control process for reviewing and approving Company’s internal transactions and accounting.

(d)   Report to the Board on a regular basis.

(e)    Annually perform, or participate in, an evaluation of the performance of the Committee, the results of which shall be presented to the Board.

(f)    Perform any other activities consistent with the Charter, By-laws and governing law as the Board of Directors or the Audit Committee shall deem appropriate, including holding meetings with the Company’s investment bankers and financial analysts.

6.   Authority and Resources of the Audit Committee.   The Committee has the authority to retain legal, accounting or other experts that it determines to be necessary to carry out its duties. It also has authority to determine compensation for such advisors as well as for the independent auditor. The Committee may determine appropriate funding needs for its own ordinary administrative expenses that are necessary and appropriate to carrying out its duties.

APPENDIX C

COMBINATORX, INCORPORATED
AMENDED AND RESTATED
2004 INCENTIVE PLAN

1.                 DEFINED TERMS

Exhibit A, which is incorporated by reference, defines the terms used in the Plan and sets forth certain operational rules related to those terms.

2.                 PURPOSE

The Plan has been established to advance the interests of the Company by providing for the grant to Participants of Stock-based and other incentive Awards.

3.                 ADMINISTRATION

The Administrator has discretionary authority, subject only to the express provisions of the Plan, to interpret the Plan; determine eligibility for and grant Awards; determine, modify or waive the terms and conditions of any Award; prescribe forms, rules and procedures; and otherwise do all things necessary to carry out the purposes of the Plan. In the case of any Award that is intended to be eligible for the performance-based compensation exception under Section 162(m), the Administrator will exercise its discretion consistent with qualifying the Award for that exception. Determinations of the Administrator made under the Plan will be conclusive and will bind all parties.

4.                 LIMITS ON AWARDS UNDER THE PLAN

(a)   Number of Shares.   The maximum number of shares of Stock of the Company that may be delivered in satisfaction of Awards granted under the Plan shall be: (i) 2,000,000, plus (ii) the number of unused Prior Plan shares of Stock, plus (iii) as of the first day of each of fiscal 2007 through 2011, inclusive, an additional number of shares equal to the least of (x) 2,000,000 shares of Stock, (y) 4% of the number of then outstanding shares of Stock, and (z) such lesser number as determined by the Administrator. Notwithstanding the preceding sentence, no more than 10,000,000 shares of Stock may be delivered in satisfaction of ISOs awarded under the Plan. For purposes of this Section 4(a), shares of Stock shall be treated as unused Prior Plan shares (i) if they were available for issuance under the Prior Plan on the Effective Date (including, without limitation, shares of Stock underlying awards outstanding under the Prior Plan on the Effective Date to the extent that such shares had not been delivered prior to the Effective Date), (ii) if they were subject to awards under the Prior Plan, other than restricted stock awards, that were outstanding on the day preceding the Effective Date to the extent such Prior Plan awards are exercised or are satisfied, or terminate or expire, on or after the Effective Date without the delivery of such shares, or (iii) if they were outstanding on the day preceding the Effective Date as restricted stock awards under the Prior Plan and are thereafter forfeited. The number of shares of Stock delivered in satisfaction of Awards shall, for purposes of the first sentence of this Section 4(a), be determined net of shares of Stock (a) withheld by the Company in payment of the exercise price of the Award or in satisfaction of tax withholding requirements with respect to the Award, or (b) awarded under the Plan as Restricted Stock but thereafter forfeited, or (c) made subject to an Award that is exercised or satisfied, or that terminates or expires, without the delivery of such shares. The limit set forth in this Section 4(a) shall be construed to comply with Section 422 of the Code and regulations thereunder. To the extent consistent with the requirements of Section 422 of the Code and regulations thereunder, and with other applicable legal requirements (including applicable stock exchange or similar requirements), Stock issued under awards of an acquired company that are converted, replaced, or adjusted in connection with the acquisition shall not reduce the number of shares available for Awards under the Plan.

(b)   Type of Shares.   Stock delivered by the Company under the Plan may be authorized but unissued Stock or previously issued Stock acquired by the Company. No fractional shares of Stock will be delivered under the Plan.

(c)   Additional Limits.   The maximum number of shares of Stock for which Stock Options may be granted to any person in any calendar year and the maximum number of shares of Stock subject to SARs granted to any person in any calendar year will each be 1,657,142. The maximum number of shares of Stock subject to other Awards granted to any person in any calendar year will be 1,657,142 shares. The maximum amount payable to any person in any year under Cash Awards will be $5,000,000. The foregoing provisions will be construed in a manner consistent with Section 162(m).

5.                 ELIGIBILITY AND PARTICIPATION

The Administrator will select Participants from among those key Employees and directors of, and consultants and advisors to, the Company or its Affiliates who, in the opinion of the Administrator, are in a position to make a significant contribution to the success of the Company and its Affiliates. Eligibility for ISOs is limited to employees of the Company or of a “parent corporation” or “subsidiary corporation” of the Company as those terms are defined in Section 424 of the Code.

6.                 RULES APPLICABLE TO AWARDS

(a)         ALL AWARDS

(1)   Award Provisions.   The Administrator will determine the terms of all Awards, subject to the limitations provided herein. By accepting any Award granted hereunder, the Participant agrees to the terms of the Award and the Plan. Notwithstanding any provision of this Plan to the contrary, awards of an acquired company that are converted, replaced or adjusted in connection with the acquisition may contain terms and conditions that are inconsistent with the terms and conditions specified herein as determined by the Administrator.

(2)   Term of Plan.   No Awards may be made after May 30, 2016, but previously granted Awards may continue beyond that date in accordance with their terms.

(3)   Transferability.   Neither ISOs nor, except as the Administrator otherwise expressly provides, other Awards may be transferred other than by will or by the laws of descent and distribution, and during a Participant’s lifetime ISOs (and, except as the Administrator otherwise expressly provides, other non-transferable Awards requiring exercise) may be exercised only by the Participant.

(4)   Vesting, Etc.   The Administrator may determine the time or times at which an Award will vest or become exercisable and the terms on which an Award requiring exercise will remain exercisable. Without limiting the foregoing, the Administrator may at any time accelerate the vesting or exercisability of an Award, regardless of any adverse or potentially adverse tax consequences resulting from such acceleration. Unless the Administrator expressly provides otherwise, immediately upon the cessation of the Participant’s Employment an Award requiring exercise will cease to be exercisable and will terminate, and all other Awards to the extent not already vested will be forfeited, except that:

(A) subject to (B) and (C) below, all Stock Options and SARs held by the Participant or the Participant’s permitted transferee, if any, immediately prior to the cessation of the Participant’s Employment, to the extent then exercisable, will remain exercisable for the lesser of (i) a period of three months or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 6(a)(4), and will thereupon terminate;

(B) all Stock Options and SARs held by a Participant or the Participant’s permitted transferee, if any, immediately prior to the Participant’s death, to the extent then exercisable, will remain exercisable for the lesser of (i) the one year period ending with the first anniversary of the Participant’s death or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 6(a)(4), and will thereupon terminate; and

(C) all Stock Options and SARs held by a Participant or the Participant’s permitted transferee, if any, immediately prior to the cessation of the Participant’s Employment will immediately terminate upon such cessation if the Administrator in its sole discretion determines that such cessation of Employment has resulted for reasons which cast such discredit on the Participant as to justify immediate termination of the Award.

(5)   Taxes.   The Administrator will make such provision for the withholding of taxes as it deems necessary. The Administrator may, but need not, hold back shares of Stock from an Award or permit a Participant to tender previously owned shares of Stock in satisfaction of tax withholding requirements (but not in excess of the minimum withholding required by law).

(6)   Dividend Equivalents, Etc.   The Administrator may provide for the payment of amounts in lieu of cash dividends or other cash distributions with respect to Stock subject to an Award. Any entitlement to dividend equivalents or similar entitlements shall be established and administered consistent either with exemption from, or compliance with, the requirements of Section 409A to the extent applicable.

(7)   Rights Limited.   Nothing in the Plan will be construed as giving any person the right to continued employment or service with the Company or its Affiliates, or any rights as a stockholder except as to shares of Stock actually issued under the Plan. The loss of existing or potential profit in Awards will not constitute an element of damages in the event of termination of Employment for any reason, even if the termination is in violation of an obligation of the Company or Affiliate to the Participant.

(8)   Certain Performance Awards.   This Section 6(a)(8) applies to any Performance Award that is intended to qualify as performance-based for the purposes of Section 162(m), other than a Stock Option or SAR. In the case of any Performance Award to which this Section 6(a)(8) applies, the Plan and such Award will be construed to the maximum extent permitted by law in a manner consistent with qualifying the Award for such exception. With respect to such Performance Awards, the Administrator will preestablish, in writing, one or more specific Performance Criteria no later than 90 days after the commencement of the period of service to which the performance relates (or at such earlier time as is required to qualify the Award as performance-based under Section 162(m)). Prior to grant, vesting or payment of the Performance Award, as the case may be, the Administrator will certify whether the applicable Performance Criteria have been attained and such determination will be final and conclusive.

(b)         AWARDS REQUIRING EXERCISE

(1)   Time And Manner Of Exercise.   Unless the Administrator expressly provides otherwise, an Award requiring exercise by the holder will not be deemed to have been exercised until the Administrator receives a notice of exercise (in form acceptable to the Administrator) signed by the appropriate person and accompanied by any payment required under the Award. If the Award is exercised by any person other than the Participant, the Administrator may require satisfactory evidence that the person exercising the Award has the right to do so.

(2)   Exercise Price.   The Administrator will determine the exercise price (or the base value from which appreciation is to be measured, in the case of a SAR) of each Award requiring exercise. However, the exercise price or base value, as the case may be, may not be less than the fair market value of the Stock subject to the Award, determined as of the date of grant. Fair market value shall be determined by the Administrator consistent with the requirements of Section 422, where applicable, and Section 409A. No such Award, once granted, may be repriced other than in accordance with the applicable Nasdaq stockholder approval requirements.

(3)   Payment Of Exercise Price.   Where the exercise of an Award is to be accompanied by payment, the Administrator may determine the required or permitted forms of payment, subject to the following:  all payments will be by cash or check acceptable to the Administrator, or, if so permitted by the Administrator and if legally permissible, (i) through the delivery of shares of Stock that have been outstanding for at least six months (unless the Administrator approves a shorter period) and that have a fair market value equal to the exercise price, (ii) by delivery to the Company of a promissory note of the person exercising the Award, payable on such terms as are specified by the Administrator, (iii) through a broker-assisted exercise program acceptable to the Administrator, (iv) by other means acceptable to the Administrator, or (v) by any combination of the foregoing permissible forms of payment. The delivery of shares in payment of the exercise price under clause (a)(i) above may be accomplished either by actual delivery or by constructive delivery through attestation of ownership, subject to such rules as the Administrator may prescribe.

(4)   Section 409A Exemption.   Except as the Administrator otherwise determines, no Award requiring exercise shall have deferral features, or shall be administered in a manner, that would cause such Award to fail to qualify for exemption from Section 409A.

(c)          AWARDS NOT REQUIRING EXERCISE

Restricted Stock and Unrestricted Stock, whether delivered outright or under Awards of Stock Units or other Awards that do not require exercise, may be made in exchange for such lawful consideration, including services, as the Administrator determines. Any Award resulting in a deferral of compensation subject to Section 409A shall be construed to the maximum extent possible, as determined by the Administrator, consistent with the requirements of Section 409A.

7.                 EFFECT OF CERTAIN TRANSACTIONS

(a)         MERGERS, ETC.

Except as otherwise provided in an Award, the following provisions shall apply in the event of a Covered Transaction. In the event of a Covered Transaction in which there is an acquiring or surviving entity, the Administrator may provide for the assumption of some or all outstanding Awards, or for the grant of new awards in substitution therefor, by the acquiror or survivor or an affiliate of the acquiror or survivor, in each case on such terms and subject to such conditions as the Administrator determines. In the event of a Covered Transaction (whether or not there is an acquiring or surviving entity) where there is no such assumption or substitution, each Stock Option, SAR and other Award requiring exercise will become fully exercisable, and the delivery of shares of Stock issuable under each outstanding Award of Stock Units (including Restricted Stock Units) will be accelerated and such shares will be issued, prior to the Covered Transaction, in each case on a basis that gives the holder of the Award a reasonable opportunity, as determined by the Administrator, following exercise of the Award or the issuance of the shares, as the case may be, to participate as a stockholder in the Covered Transaction, and the Award will terminate upon consummation of the Covered Transaction. Any shares of Stock issued pursuant to the preceding sentence in satisfaction of an Award may, in the discretion of the Administrator, contain such restrictions, if any, as the Administrator deems appropriate to reflect any performance or other vesting conditions to which the

Award was subject. In the case of Restricted Stock, the Administrator may require that any amounts delivered, exchanged or otherwise paid in respect of such Stock in connection with the Covered Transaction be placed in escrow or otherwise made subject to such restrictions as the Administrator deems appropriate to carry out the intent of the Plan.

(b)         CHANGES IN AND DISTRIBUTIONS WITH RESPECT TO THE STOCK

(1)   Basic Adjustment Provisions.   In the event of a stock dividend, stock split or combination of shares (including a reverse stock split), recapitalization or other change in the Company’s capital structure, the Administrator will make appropriate adjustments to the maximum number of shares specified in Section 4(a) that may be delivered under the Plan, to the maximum number of shares specified in Section 4(a) that may be issued upon the exercise of ISOs, and to the maximum share limits described in Section 4(c), and will also make appropriate adjustments to the number and kind of shares of stock or securities subject to Awards then outstanding or subsequently granted, any exercise prices relating to Awards and any other provision of Awards affected by such change.

(2)   Certain Other Adjustments.   The Administrator may also make adjustments of the type described in Section 7(b)(1) above to take into account distributions to stockholders other than those provided for in Section 7(a) and 7(b)(1), or any other event, if the Administrator determines that adjustments are appropriate to avoid distortion in the operation of the Plan and to preserve the value of Awards made hereunder, having due regard for the qualification of ISOs under Section 422, the requirements of Section 409A, and the performance-based compensation rules of Section 162(m), where applicable.

(3)   Continuing Application of Plan Terms.   References in the Plan to shares of Stock will be construed to include any stock or securities resulting from an adjustment pursuant to this Section 7.

8.                 LEGAL CONDITIONS ON DELIVERY OF STOCK

The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or to remove any restriction from shares of Stock previously delivered under the Plan until: (i) the Company is satisfied that all legal matters in connection with the issuance and delivery of such shares have been addressed and resolved; (ii) if the outstanding Stock is at the time of delivery listed on any stock exchange or national market system, the shares to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of issuance; and (iii) all conditions of the Award have been satisfied or waived. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act. The Company may require that certificates evidencing Stock issued under the Plan bear an appropriate legend reflecting any restriction on transfer applicable to such Stock, and the Company may hold the certificates pending lapse of the applicable restrictions.

9.                 AMENDMENT AND TERMINATION

The Administrator may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by law, and may at any time terminate the Plan as to any future grants of Awards; provided, that except as otherwise expressly provided in the Plan the Administrator may not, without the Participant’s consent, alter the terms of an Award so as to affect adversely the Participant’s rights under the Award, unless the Administrator expressly reserved the right to do so at the time of the Award. Amendment to the Plan shall be conditioned upon stockholder approval only to the extent, if any, such approval is required by law (including the Code and applicable stock exchange requirements), as determined by the Administrator.

10.          OTHER COMPENSATION ARRANGEMENTS

The existence of the Plan or the grant of any Award will not in any way affect the Company’s right to Award a person bonuses or other compensation in addition to Awards under the Plan.

11.          MISCELLANEOUS

(a)   Waiver of Jury Trial.   By accepting an Award under the Plan, each Participant waives any right to a trial by jury in any action, proceeding or counterclaim concerning any rights under the Plan and any Award, or under any amendment, waiver, consent, instrument, document or other agreement delivered or which in the future may be delivered in connection therewith, and agrees that any such action, proceedings or counterclaim shall be tried before a court and not before a jury. By accepting an Award under the Plan, each Participant certifies that no officer, representative, or attorney of the Company has represented, expressly or otherwise, that the Company would not, in the event of any action, proceeding or counterclaim, seek to enforce the foregoing waivers.

(b)   Limitation of Liability.   Notwithstanding anything to the contrary in the Plan, neither the Company nor the Administrator, nor any person acting on behalf of the Company or the Administrator, shall be liable to any Participant or to the estate or beneficiary of any Participant by reason of any acceleration of income, or any additional tax, asserted by reason of the failure of an Award to satisfy the requirements of Section 422 or Section 409A or by reason of Section 4999 of the Code; provided, that nothing in this Section 11(b) shall limit the ability of the Administrator or the Company to provide by express agreement with a Participant for a gross-up payment or other payment in connection with any such tax or additional tax.

EXHIBIT A

Definition of Terms

The following terms, when used in the Plan, will have the meanings and be subject to the provisions set forth below:

“Administrator”:   The Compensation Committee, except that the Compensation Committee may delegate (i) to one or more of its members such of its duties, powers and responsibilities as it may determine; (ii) to one or more officers of the Company the power to grant rights or options to the extent permitted by Section 157(c) of the Delaware General Corporation Law; (iii) to one or more officers of the Company the authority to allocate other Awards among such persons (other than officers of the Company) eligible to receive Awards under the Plan as such delegated officer or officers determine consistent with such delegation; provided, that with respect to any delegation described in this clause (iii) the Compensation Committee (or a properly delegated member or members of such Committee) shall have authorized the issuance of a specified number of shares of Stock under such Awards and shall have specified the consideration, if any, to be paid therefor; and (iv) to such Employees or other persons as it determines such ministerial tasks as it deems appropriate. In the event of any delegation described in the preceding sentence, the term “Administrator” shall include the person or persons so delegated to the extent of such delegation.

“Affiliate”:   Any corporation or other entity owning, directly or indirectly, 50% or more of the outstanding Stock of the Company, or in which the Company or any such corporation or other entity owns, directly or indirectly, 50% of the outstanding capital stock (determined by aggregate voting rights) or other voting interests. Notwithstanding the preceding, for purposes of determining eligibility for the grant of an Stock Option or SAR by reason of service with an Affiliate, the term “Affiliate” shall be limited to persons that stand in a relationship to the Company that would result in the Company and such person being treated as an employer under Section 414(b) or Section 414(c) of the Code except that “at least 50%” shall be substituted for “at least 80%” under Section 1563(a)(1), (2), and (3) of the Code and Treas. Reg. Section 1.414(c)-2, all in accordance with the definition of “service recipient” under Section 409A of the Code.

“Award”:   Any or a combination of the following:

(i)            Stock Options.

(ii)         SARs.

(iii)     Restricted Stock.

(iv)       Unrestricted Stock.

(v)           Stock Units, including Restricted Stock Units.

(vi)       Performance Awards.

(vii)   Cash Awards.

(viii) Awards (other than Awards described in (i) through (vii) above) that are convertible into or otherwise based on Stock.

“Board”:   The Board of Directors of the Company.

“Cash Award”:   An Award denominated in cash.

“Code”:   The U.S. Internal Revenue Code of 1986 as from time to time amended and in effect, or any successor statute as from time to time in effect.

“Compensation Committee”:   The Compensation Committee of the Board; provided, that until a Compensation Committee shall have been appointed, the Board shall discharge the duties and shall exercise the authority of the Compensation Committee hereunder and all references herein to the Compensation Committee shall be deemed to refer to the Board.

“Company”:   Combinatorx, Incorporated.

“Covered Transaction”:   Any of (i) a consolidation, merger, or similar transaction or series of related transactions, including a sale or other disposition of stock, in which the Company is not the surviving corporation or which results in the acquisition of all or substantially all of the Company’s then outstanding common stock by a single person or entity or by a group of persons and/or entities acting in concert, (ii) a sale or transfer of all or substantially all the Company’s assets, or (iii) a dissolution or liquidation of the Company. Where a Covered Transaction involves a tender offer that is reasonably expected to be followed by a merger described in clause (i) (as determined by the Administrator), the Covered Transaction shall be deemed to have occurred upon consummation of the tender offer.

“Effective Date”:   The date on which the stockholders of the Company approve the Plan.

“Employee”:   Any person who is employed by the Company or an Affiliate.

“Employment”:   A Participant’s employment or other service relationship with the Company and its Affiliates. Employment will be deemed to continue, unless the Administrator expressly provides otherwise, so long as the Participant is employed by, or otherwise is providing services in a capacity described in Section 5 to the Company or its Affiliates. If a Participant’s employment or other service relationship is with an Affiliate and that entity ceases to be an Affiliate, the Participant’s Employment will be deemed to have terminated when the entity ceases to be an Affiliate unless the Participant transfers Employment to the Company or its remaining Affiliates.

“ISO”:   A Stock Option intended to be an “incentive stock option” within the meaning of Section 422 of the Code. Each option granted pursuant to the Plan will be treated as providing by its terms that it is to be a non-incentive option unless, as of the date of grant, it is expressly designated as an ISO.

“Participant”:   A person who is granted an Award under the Plan.

“Performance Award”:   An Award subject to Performance Criteria. The Committee in its discretion may grant Performance Awards that are intended to qualify for the performance-based compensation exception under Section 162(m) and Performance Awards that are not intended so to qualify.

“Performance Criteria”:   Specified criteria, other than the mere continuation of Employment or the mere passage of time, the satisfaction of which is a condition for the grant, exercisability, vesting or full enjoyment of an Award. For purposes of Awards that are intended to qualify for the performance-based compensation exception under Section 162(m), a Performance Criterion will mean an objectively determinable measure of performance relating to any or any combination of the following (measured either absolutely or by reference to an index or indices and determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; economic value created or added; market share; capital expenditures; cash flow; stock price; stockholder return; successful hiring of key individuals; introduction or development of new technologies; product introduction or development, any clinical trial accomplishments, regulatory or other filings or approvals, other product development milestones; geographic business expansion; cost targets; employee satisfaction; information technology development or acquisition; manufacturing or process development; resolution of significant litigation; legal compliance or risk reduction; patent application or patent issuances; sales of particular products or services; customer acquisition or retention; acquisitions and divestitures (in whole or in part); corporate development, including without limitation, joint ventures, collaborations and strategic alliances; spin-offs, split-ups and the like; reorganizations; or recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings. A Performance Criterion and any targets with respect thereto determined by the Administrator need not be based upon an increase, a positive or improved result or avoidance of loss. To the extent consistent with the requirements for satisfying the performance-based compensation exception under Section 162(m), to the extent applicable, the Administrator may provide in the case of any Award intended to qualify for such exception that one or more of the Performance Criteria applicable to such Award will be adjusted in an objectively determinable manner to reflect events (for example, but without limitation, acquisitions or dispositions) occurring during the performance period that affect the applicable Performance Criterion or Criteria.

“Plan”:   The Combinatorx, Incorporated 2004 Amended and Restated Incentive Plan as from time to time amended and in effect.

“Prior Plan”:   The Combinatorx, Incorporated 2004 Amended and Restated Incentive Plan in effect prior to the Effective Date.

“Restricted Stock”:   An Award of Stock for so long as the Stock remains subject to restrictions requiring that it be redelivered or offered for sale to the Company if specified conditions are not satisfied.

“Restricted Stock Unit”:   A Stock Unit that is, or as to which the delivery of Stock or cash in lieu of Stock is, subject to the satisfaction of specified performance or other vesting conditions.

“Section 162(m)”:   Section 162(m) of the Code.

“Section 409A”:   Section 409A of the Code.

“SARs”:   Rights entitling the holder upon exercise to receive cash or Stock, as the Administrator determines, equal to a function (determined by the Administrator using such factors as it deems appropriate) of the amount by which the Stock has appreciated in value since the date of the Award.

“Stock”:   Common Stock of the Company, par value $.001 per share.

“Stock Unit”:   An unfunded and unsecured promise, denominated in shares of Stock, to deliver Stock or cash measured by the value of Stock in the future.

“Stock Options”:   Options entitling the recipient to acquire shares of Stock upon payment of the exercise price.

“Unrestricted Stock”:   An Award of Stock not subject to any restrictions under the terms of the Award.

CombinatoRx, Incorporated
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☐	Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card	C0123456789	12345

A Election of Directors	PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.
1. The Board of Directors recommends a vote FOR the listed nominees as Class I directors of the Company:

For	Withhold

01 - Alexis Borisy	☐	☐

02 - Patrick Fortune	☐	☐

B Issues
The Board of Directors recommends a vote FOR the following proposals.

For	Against	Abstain

2.	To amend the provisions of the Company’s 2004 Incentive Plan as described in the accompanying proxy statement.	☐	☐	☐

3.

To ratify the appointment by the Audit Committee of the Board of Directors of Ernst & Young LLP, an independent registered public accounting firm, as the Company’s independent auditors for the fiscal year ending December 31, 2006.

☐	☐	☐

C Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator or other fiduciary, please give your full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name, by authorized officer. If a partnership, please sign in partnership name by authorized person.

Please be sure to sign and date this proxy below.
Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)
/	/

0 0 8 7 9 3 1	1 U P X	C O Y

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Proxy - COMBINATORX, INCORPORATED

ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 1, 2006 at 9:00 a.m.

This Proxy is Solicited on behalf of the Board of Directors of CombinatoRx, Incorporated (the “Company”)

The undersigned, having received notice of the annual meeting of stockholders and the proxy statement therefor and revoking all prior proxies, hereby appoints each of Robert Forrester and Jason F. Cole (with full power of substitution), as proxies of the undersigned, to attend the annual meeting of stockholders of the Company to be held on Thursday, June 1, 2006, at the offices of the Company, 245 First Street, 16th Floor, Cambridge, Massachusetts 02142, and any adjourned or postponed session thereof, and there to vote and act as indicated upon the matters on the reverse side in respect of all shares of common stock which the undersigned would be entitled to vote or act upon, with all powers the undersigned would possess if personally present.

You can revoke your proxy at any time before it is voted at the annual meeting by (i) submitting another properly completed proxy bearing a later date; (ii) giving written notice of revocation to the Secretary of the Company; (iii) if you submitted a proxy through the Internet or by telephone, by submitting a proxy again through the Internet or by telephone prior to the close of the Internet voting facility or the telephone voting facility; or (iv) voting in person at the annual meeting. If the undersigned hold(s) any of the shares of common stock in fiduciary, custodial or joint capacity, this proxy is signed by the undersigned in every such capacity as well as individually.

The shares of common stock of CombinatoRx, Incorporated (the “Company”) represented by this proxy will be voted as directed by the undersigned for the proposals herein proposed by the Company. If no direction is given with respect to any proposal specified herein, this proxy will be voted FOR the proposal. In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting or any adjournment thereof.

PLEASE VOTE, DATE AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED
PRE-PAID ENVELOPE.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

Telephone and Internet Voting Instructions

You can vote by telephone OR Internet! Available 24 hours a day 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

To vote using the Telephone (within U.S. and Canada)	To vote using the Internet

• Call toll free 1-800-652-VOTE (8683) in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.	• Go to the following web site: WWW.COMPUTERSHARE.COM/ EXPRESSVOTE

• Follow the simple instructions provided by the recorded message.	• Enter the information requested on your computer screen and follow the simple instructions.

VALIDATION DETAILS ARE LOCATED ON THE FRONT OF THIS FORM IN THE COLORED BAR.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.

Proxies submitted by telephone or the Internet must be received by 11:59 p.m., Eastern Time, on May 31, 2006.

THANK YOU FOR VOTING